EXHIBIT 1

                             FORTUNE FINANCIAL, INC.


              SERIES A CONVERTIBLE PREFERRED STOCK, $.001 Par Value



                       PREFERRED STOCK PURCHASE AGREEMENT
















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         THIS  PREFERRED  STOCK  PURCHASE  AGREEMENT  ("Agreement")  is made and executed on January 12, 2001, effective as of December 29, 2000, by and between Fortune Financial, Inc., a Florida corporation (the "Company"), and The Crown Group, Inc., a Florida corporation ( the "Purchaser").

                                    RECITALS

         WHEREAS, the Company proposes that the Company issue to the Purchaser and the Purchaser agrees to purchase, shares of the Company's Convertible Preferred Stock, Series A, par value $.001 per share, upon the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Authorization of Stock. The Company will authorize the issuance and sale of 200,000 shares (the "Shares," including any such shares issued in substitution therefor pursuant to Section 8.2) of its Series A Convertible Preferred Stock, $.001 par value, to be designated as its "Series A Convertible Preferred Stock" (the "Stock"). The relative rights, preferences and limitations of the Stock, including, without limitation, the right to convert the Stock into shares of the Company's common stock, par value $.025 per share (the "Common Stock"), will be as set forth in the form of the Articles of Amendment of the Articles of Incorporation of the Company attached as Exhibit A hereto (the "Articles of Amendment"). Certain capitalized terms used in this Agreement are defined in Section 9; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

         2.  Sale and Purchase of Stock.

             2.1 Sale and Purchase at Closing. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to the Purchaser, and the Purchaser agrees that it will acquire from the Company, at the Closing, an aggregate of 133,333 shares of Stock for a purchase price of $75 per share for an aggregate total cash purchase price of $10,000,000.

             2.2 Put and Call Options. The issuance of any shares of Stock under this Section 2.2 is conditioned upon the exemption from registration of such shares of Stock under the Securities Act and from registration or qualification under applicable state securities laws, as is reasonably determined by counsel to the Company.

             (a) The  Company  may  at  any  time and from time to time prior to
         December 31, 2003 elect in writing, at the Company's option (the "Put Option"), to sell to the Purchaser and the Purchaser shall purchase up to and including an aggregate of 66,667 shares of the Stock ("Additional Shares") for a purchase price of $75 per share for an aggregate total cash purchase price of $5,000,000. To exercise the Put Option, the Company shall provide the Purchaser with written notice specifying the number of Additional Shares to be sold to the Purchaser ("Capital Call Notice"). Within 30 days following the Purchaser's

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         receipt  of a Capital  Call  Notice,  the  Company  shall  sell and the
         Purchaser shall purchase the Additional Shares. The Company may continue to provide Capital Call Notices and sell Additional Shares to the Purchaser until all Additional Shares have been sold to the Purchaser, subject to an expiration date of December 31, 2003. If the Purchaser fails to purchase the Additional Shares offered to the Purchaser pursuant to a Capital Call Notice pursuant to this Section 2.2(a), the Purchaser shall forfeit any and all rights it would otherwise have under Section 2.2(c) and the Company shall have all remedies available under law, including but not limited to specific performance. Notwithstanding the foregoing in this Section 2.2(a), the Purchaser shall not be obligated to purchase Additional Shares offered to the Purchaser pursuant to a Capital Call Notice unless: (i) at the time of the Capital Call Notice, Fortune Insurance Company ("FIC") has a net written premium to statutory capital ratio of at least 3.5 to 1; and (ii) the date of the Capital Call Notice is after January 1, 2002 and, for the calendar year ending December 31, 2001, the Company must have achieved audited GAAP net income for calendar year 2001 of at least $1,000,000. If the date of the Capital Call Notice is after June 30, 2002, for the 6 months ending June 30, 2002, the Company must also have achieved unaudited GAAP net income at least $3,000,000 for such period as a condition to the Purchaser's obligation to purchase Additional Shares offered to the Purchaser pursuant to a Capital Call Notice. Notwithstanding anything to the contrary in this Section 2.2(a), the Purchaser shall only be obligated to purchase the minimum number of Additional Shares necessary to assist the Company in achieving and maintaining a net written premium to statutory capital ratio of up to 3.5 to 1.

                  (b) The Purchaser may at any time prior to December 31, 2003 elect, at the Purchaser's option (the "First Call Option"), to purchase that portion of the Additional Shares not already purchased by the Purchaser pursuant to Section 2.2(a) (the "Remaining Additional Shares") for a purchase price of $75 per share. To exercise the First Call Option, the Purchaser shall provide the Company with written notice stating that it desires to purchase the Remaining Additional
         Shares ("First Call Option Notice"). Within 30 days following the Company's receipt of the First Call Option Notice, the Company shall sell and the Purchaser shall purchase the Remaining Additional Shares.

                  (c) Provided that the Purchaser has purchased not less than 200,000 shares of Stock pursuant to Section 2.1, Section 2.2(a) and 2.2(b), the Purchaser shall have the option (the "Second Call Option"), commencing on the date of the purchase of the last share of such 200,000 shares of Stock (the "Purchase Date") and expiring on December 31, 2003, to purchase at a purchase price of $75 per share the minimum number of additional shares of Stock (the "Minimum Shares") which, if converted into Common Stock at the "conversion price" (as defined in Exhibit A) as of the date of the Company's receipt of the Second Call Option Notice (as defined below), would provide the Purchaser with at least a majority of the issued and outstanding Common Stock of the Company as of the date of the Company's receipt of the Second Call Option Notice. To exercise the Second Call Option, the Purchaser shall provide the Company with written notice stating that it desires to purchase the Minimum Shares ("Second Call Option Notice"). Within 30 days following the Company's receipt of the Second Call Option Notice, the Company shall sell and the Purchaser shall purchase the Minimum Shares.

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             2.3   Right of First Refusal.  Except for securities (as defined in
Exhibit A) issuable pursuant to the agreements made in connection with that certain Securities Purchase Agreement dated November 15, 2000 (the "Securities Purchase Agreement") among the Company, Hawkeye, Inc., a Florida corporation ("Hawkeye"), and Mid-Ohio Securities Corporation, FBO R. Lee Smith (Acct. 15051) ("Smith"), prior to the Company's issuance of any Senior or Parity Securities (as those terms are defined in Exhibit A), the Company shall provide the Purchaser with 30 days prior written notice of the number, price and terms of such securities being offered or to be offered ("Offer Notice"). Within 30 days of receipt of the Offer Notice, the Purchaser will have the option to purchase the securities subject to the Offer Notice by providing the Company with written notice of the Purchaser's election to purchase such securities ("Acceptance Notice"). The Company and the Purchaser shall be required to close the purchase and sale of such securities not later than 15 days after the Company's receipt of Acceptance Notice. If the Purchaser does not provide the Company with timely Acceptance Notice, the Purchaser's option under this Section 2.3 shall expire unexercised. The Company's obligation to provide the Offer Notice and the Purchaser's option to purchase securities pursuant to such an Offer Notice shall expire on December 31, 2003. The Company's obligation to sell the Purchaser securities under this Section 2.3 is conditioned upon the exemption from registration of such securities under the Securities Act and from registration or qualification under applicable state securities laws, as is reasonably determined by counsel to the Company.

         3.  Closing; Payment of Purchase Price.

             3.1 The sale of the shares of Stock to be purchased by the Purchaser under Section 2.1 shall take place at the offices of Akerman, Senterfitt & Eidson, P.A., 50 North Laura Street, Suite 2750, Jacksonville, Florida 32202, at 2:00 p.m., local time, at a closing ("Closing") on Friday, January 12, 2001 or at such other location, time or date that the parties may agree to, provided the conditions to Closing set forth in Section 4 have been satisfied or waived by the party entitled to waive such condition. The conditions set forth in Section 3.2 shall not apply to the Closing.

             3.2 At Closing, the Purchaser shall deposit $5,000,000 of the $10,000,000 Purchase Price into a joint bank account (the "Account") at Crown Bank, Casselbury, Florida, in the joint names of the Purchaser and the Company. During such time as funds remain in the Account, the Purchaser shall invest the funds in the Account in its sole discretion. All earnings on the Account shall belong to the Company. The Account shall require two signatures in order to withdraw funds with one signature to be designated by the Purchaser and one signature to be designated by the Company. The funds in the Account shall be irrevocably and immediately released to the Company and the Purchaser shall cause the signatory on the Account to sign all documents necessary to immediately disburse such funds to the Company upon the fulfillment or waiver by the Purchaser of the following conditions: (a) the Florida Department of Insurance (the "DOI") shall have, exclusive of approving the DOI Filings
(hereinafter defined), approved or waived approving the structure of the transactions contemplated by this Agreement or advised the Company that such approval is not required under Florida law; and (b) FIC shall have either (i) settled the currently pending reinsurance arbitration proceeding between FIC and Clarendon whereby Clarendon has agreed or is ordered to pay FIC at least $5,000,000 or (ii) obtained an enforceable, written proposal setting forth the cost of reinsuring potential losses exceeding $5,000,000 but not exceeding $10,000,000 from the Clarendon reinsurance arbitration proceeding currently pending between FIC and Clarendon.

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             3.3   The  Company  will register 66,666 shares of Stock at Closing in the name of "The Crown Group, Inc." The Company will register an additional 66,667 shares of Stock in the name of "The Crown Group, Inc." when all funds in the Account have been irrevocably disbursed to the Company. The Company will deliver to the Purchaser such shares of Stock in the form of a certificate dated the date of the Closing and registered in the name of the Purchaser, and the Purchaser shall deliver to the Company in immediately available funds $5,000,000 of the purchase price for the shares of Stock being purchased by the Purchaser to an account designated by the Company. If at Closing, (i) the Purchaser shall fail to tender to the Company $5,000,000 of the purchase price for the shares of Stock to be purchased by the Purchaser at Closing, as provided above in this
Section 3, other than on account of any of the conditions specified in the first paragraph of Section 4 not having been fulfilled or on account of the breach by the Company of any of its obligations under this Agreement, or (ii) if the representations and warranties of the Purchaser contained in Section 6 shall not be true and correct, then the Company shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Company may have by reason of such failure.

         4. Conditions to Closing. The Purchaser's obligation to purchase and pay for the shares of Stock to be sold to the Purchaser at Closing is subject to the fulfillment, prior to or concurrently with such Closing (or, if so stated, within the period set forth), of the following conditions.

             4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct when made and at the time of the Closing except as affected by the consummation of the transactions contemplated by this Agreement, and except where the failure of such representations and warranties to be so true and correct would not individually or in the aggregate have a Material Adverse Effect.

             4.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

             4.3 Opinion of Counsel. The Purchaser shall receive the opinion of Akerman, Senterfitt & Eidson, P.A., counsel for the Company, substantially in the form set forth in Exhibit B dated as of the date of the Closing.

             4.4 Articles of Amendment. The Articles of Amendment shall have been duly approved by the Company's Board of Directors and filed with the Florida Secretary of State.

             4.5 Registration Rights Agreement. The Purchaser shall have received a fully executed counterpart of the Registration Rights Agreement substantially in the form set out in Exhibit C (the "Registration Rights Agreement"), and such agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

             4.6 No Actions Pending. There shall be no suit or formal action by any Governmental Authority or any other Person or any other legal or administrative proceeding pending or to the knowledge of the Company threatened which questions the validity or legality of the transactions contemplated by this Agreement, or seeks damages in connection therewith.

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             4.7   Compliance  with Securities  Laws.  The  offering and sale by the Company, at or prior to the Closing, of the Stock pursuant to this Agreement shall have been made in compliance with all applicable requirements of federal and state securities laws.

             4.8 Documents. All documents and instruments incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser may reasonably request.

             4.9 Reservation of Common Stock. The shares of Common Stock initially issuable upon conversion of the Stock shall have been duly authorized and reserved for issuance upon conversion of the Stock.

             4.10 Shareholders' Agreement. Persons holding a majority of the outstanding shares of Common Stock as of the date hereof and at Closing shall have executed and delivered to the Purchaser a Shareholders' Agreement in the form of Exhibit D attached hereto ("Shareholders' Agreement") and such agreement shall not have been rescinded, amended or modified and shall be in full force and effect.

             4.11 Conversion of Hawkeye and Smith Convertible Notes. On November 15, 2000, the Company as borrower executed convertible promissory notes in favor of Hawkeye and Smith as lenders (the "Hawkeye and Smith Convertible Notes"). At the Closing, Hawkeye and Smith shall have shall have agreed in writing to convert the full principal amount of the Hawkeye and Smith Convertible Notes into shares of Stock at a conversion price of $75 per share.

         5. Representations and Warranties of the Company. The Company hereby represents and warrants that:

             5.1 Organization; Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own and operate its properties, to carry on its business, to enter into and perform all of its obligations under this Agreement and the Registration Rights Agreement, to issue and sell the Shares to be issued and sold at Closing and to carry out the transactions contemplated hereby or thereby.

             5.2 Subsidiaries. Schedule 5.2 lists as to each Subsidiary of the Company on the date of this Agreement (a) its name, (b) the jurisdiction of its incorporation or organization and (c) the percentage of its issued and outstanding shares or other ownership interests owned by the Company or by another Subsidiary of the Company (specifying such other Subsidiary), as the case may be. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and nonassessable, and all such shares indicated in Schedule 5.2 as owned by the Company or by a Subsidiary of the Company are so owned beneficially and of record by the Company or by such Subsidiary, as the case may be, free and clear of any Lien except as indicated in Schedule 5.2.

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             5.3   Qualification.  Each  of  the Company and its Subsidiaries is
duly qualified and in good standing and is authorized to do business in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure to qualify would have a Material Adverse Effect.

             5.4 Business; Financial Statements. The Company has delivered to the Purchaser complete and correct copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1999 and December 31, 1998, and the related audited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the years ended December 31, 1999 and December 31, 1998. Such audited financial statements are hereinafter referred to as the "Financial Statements." The Financial Statements are accompanied by the report of Cherry, Bekaert & Holland, L.L.P., which states that the Financial Statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with GAAP, and that the audit by such accountants of the Financial Statements has been made in accordance with generally accepted auditing standards. The Company has also delivered to the Purchaser complete and correct copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2000, and the related unaudited consolidated statement of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the three month period ended on such date. Such unaudited financial statements are hereinafter referred to as the "Unaudited Statements." The Financial Statements and the Unaudited Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise specified therein) and present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the respective dates specified, and the results of their operations and their cash flows for the respective periods specified.

             5.5 Changes. Since December 31, 1999, neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance which would be material to the Company and the Subsidiaries taken as a whole, other than as reserved for or as disclosed in the Company's financials statements; and, except as disclosed in Commission Documents, there has not been any material change in the capital stock of the Company or increase in the long-term debt (other than accretion or scheduled repayments thereof) of the Company and the Subsidiaries taken as a whole, or any change relating thereto which has had a Material Adverse Effect.

             5.6 Capital Stock and Related Matters. The authorized capital stock of the Company consists of 18,000,000 shares of Common Stock and 500,000 shares of Preferred Stock, $.10 par value (and as of the filing of the Articles of Amendment, $.001 par value) per share (the "Preferred Stock"). As of the date hereof, there are (i) no shares of Preferred Stock issued and outstanding, (ii) 7,467,542 shares of Common Stock issued and outstanding, (iii) 2,399,320 shares of Common Stock issuable upon the exercise of outstanding stock options and warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities (including 746,428 shares of Common Stock issuable pursuant to options issued under the Company's Incentive Plan and, assuming a conversion and exercise price of $2.42, 826,446 shares of Common Stock issuable

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upon the exercise of warrants and 826,446  shares of Common Stock  issuable upon the conversion of convertible preferred stock issuable under the Hawkeye and Smith Convertible Notes), (iv) an aggregate of 1,045,000 shares of Common Stock reserved for issuance under the Company's Incentive Plan (including the 746,428 shares of Common Stock issuable pursuant to options referenced in Section 5.6(ii)), and (v) 476,872 shares of capital stock of the Company held in the treasury of the Company. All issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. The Shares, when issued to the Purchaser in accordance with this Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth above and on
Schedule 5.6, as of the date hereof, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or any outstanding rights (either preemptive or other) to subscribe for or to purchase any capital stock of the Company or any of its Subsidiaries or any stock or securities convertible into or exchangeable for any capital stock of the Company or any of its Subsidiaries. Except as set forth on Schedule 5.6, as of the date hereof, neither the Company nor any of its
Subsidiaries  is  subject  to  any  obligation   (contingent  or  otherwise)  to
repurchase or otherwise acquire any shares of its capital stock or any convertible securities, rights or options. Neither the Company nor any of its Subsidiaries is a party to, or has knowledge of, any agreement (except as set forth on Schedule 5.6) restricting the transfer of any Shares being purchased hereunder which would affect the transferability of the Common Stock issuable upon conversion of the Shares. Except as set forth on Schedule 5.6, as of the date hereof, the Company is not a party to or bound by any agreement or commitment pursuant to which the Company is or could be required to register any securities under the Securities Act of 1933.

             5.7 Tax Returns and Payments. The Company and each of the Subsidiaries have filed all material federal, state, local and foreign income, payroll, franchise and other tax returns required to be filed (after giving effect to extensions) and have paid all taxes shown as due thereon, all such tax returns are true, complete and accurate in all material respects, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company, any of the Subsidiaries or any of their properties or assets that would result in a Material Adverse Effect, except for taxes that are being contested in good faith by appropriate proceedings.

             5.8 Indebtedness of the Company. Schedule 5.8 correctly describes all secured and unsecured Indebtedness of the Company and its Subsidiaries (other than intercompany items) outstanding which is individually in excess of $1,000,000 ("Significant Indebtedness") (excluding operating leases), as of November 30, 2000. Neither the Company nor any of its Subsidiaries is in default with respect to any Indebtedness or any instrument or agreement relating thereto, nor to the best of the knowledge of the Company has any event occurred that with the giving of notice or the lapse of time or both would constitute a default thereunder.

             5.9 Title to Properties; Liens. The Company and each of the Subsidiaries have good and marketable title to all real and personal property (other than property which is leased) material to the conduct of the business of the Company and the Subsidiaries, taken as a whole free and clear of all Liens except such as are described on Schedule 5.9 or such as do not in the aggregate have a Material Adverse Effect. Attached to Schedule 5.9 is a copy of the

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Company's lease for the premises located at 10475 Fortune Parkway, Jacksonville,
Florida 32256.

             5.10 Litigation. There is no action or proceeding pending or (to the knowledge of the Company) threatened which questions the validity of this Agreement, the Shareholders' Agreement, the Stock or any action taken or to be taken pursuant to this Agreement, the Stock or the Registration Rights Agreement. Other than as set forth on Schedule 5.10 and as disclosed in Commission Documents, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject, which if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings which would in the aggregate have a Material Adverse Effect are threatened.

                5.11 Compliance with Other Instruments. To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of its articles of incorporation or by-laws, and neither the Company nor any of its Subsidiaries is in violation of any term of any agreement or instrument to which it is a party or by which it is bound or of any applicable law, ordinance, rule or regulation of any Governmental Authority or any term of any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, the consequences of which violation could reasonably be expected to have a Material Adverse Effect. The compliance by the Company with all of the provisions of this Agreement and the Registration Rights Agreement, the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, the issuance by the Company of the Common Stock upon the conversion of the Stock, and the compliance with the terms of the Articles of Amendment will not conflict with or result in a breach or violation of any of the terms and provisions of or require any consent, approval or authorization under any material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

                5.12 Governmental Consents. Except with respect to any filings, approvals or authorizations required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, 16 C.F.R. Parts 801-803 (the "HSR Act") or by the Florida Department of Insurance, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority on the part of the Company is required for the valid execution and delivery of this Agreement.

                5.13  Certain  Fees.  Except as  set forth on Schedule  5.13, no broker's or finder's fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement, and the Company hereby agrees to indemnify the Purchaser against and agrees that it will hold the Purchaser harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred at the instance of the Company or any Person acting on behalf of or at the request of the Company or any agent of the Company in connection with any of the transactions contemplated by this Agreement and the Registration Rights Agreement, and from any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability.

               5.14 Enforceability. This Agreement, the Shareholders' Agreement and the Registration Rights Agreement have been duly authorized and when validly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Purchaser, and in the case of the Shareholders' Agreement, the Purchaser and all other parties thereto as shown on Exhibit D) will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                5.15 Integration. Neither the Company nor any Affiliate has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares, in a manner that would require the registration of the Shares under the Securities Act.

                5.16 Government Licenses. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Government Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have, singly or in the aggregate, a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                5.17 Environmental Laws. Except as described on Schedule 5.17 or except as would not, singly or in the aggregate, result in a Material Adverse
Effect: (a) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, or ordinance relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (b) neither the Company nor any of the Subsidiaries is lacking any permits, authorizations and approvals required under any applicable Environmental Laws or are in violation of the requirements of such Environmental Laws, (c) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions or notices of violation of any Environmental Law against the Company or any of the Subsidiaries and (d) to the knowledge of the Company there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                5.18 ERISA. Neither the Company nor any of the Subsidiaries has violated any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. If any plan subject to ERISA is adopted, the execution and delivery of this Agreement and the sale of the Shares will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended.

                5.19 No Liabilities. Neither the Company nor any of its Subsidiaries has any material liabilities or obligations ("Liabilities"), except
(i) as reflected in the notes to the Financial Statements for the year ended December 31, 1999 and not heretofore discharged, (ii) as reflected or reserved against in the unaudited balance sheet of the Company at September 30, 2000 included in the Company's Form 10-Q for the quarter ended September 30, 2000 and not heretofore discharged, (iii) Liabilities incurred in the ordinary course of business since September 30, 2000, (iv) contractual liabilities incurred in the ordinary course of business, (v) other Liabilities that do not, singly or in the aggregate, have a Material Adverse Effect, (vi) as disclosed in Commission Documents or (vii) those Liabilities disclosed on Schedule 5.8 of this Agreement.

         6. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as follows:

               6.1  Investment Representations.

                   (a) The Purchaser understands that neither the Stock nor any Common Stock issuable upon conversion, if any, of the Stock have been registered under the Securities Act and that the certificates for the Stock and such Common Stock will bear a legend to that effect.

                   (b) The Purchaser is acquiring the Stock for its account and/or for the account of its Affiliates not with a view toward distribution in a manner which would violate the Securities Act. Neither the Purchaser nor any Person acting on its behalf has taken or will take any action in connection with the transactions contemplated by this Agreement or the offering, sale or issuance of any equity interests in the Purchaser which would subject the offering, issuance or sale of the Stock to the provisions of Section 5 of the Securities Act.

                   (c) The Purchaser represents that it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act (a copy of which is attached hereto as Exhibit E) and by reason of the Purchaser's and its Affiliates' business or financial experience, and the business or financial experience of each of the other investors who have or may acquire an equity interest in the Purchaser, the Purchaser and its shareholders have the capacity to protect their own interest in connection with the transaction contemplated in this Agreement.
                   (d) The Purchaser has been given access to all Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the

         Company's officers, employees, agents, accountants, and representatives, concerning the Company's business, operations, financial condition, assets, liabilities, and other matters considered by the Purchaser as relevant to their investment in the Stock.

             6.2 No Brokers. The Purchaser represents and warrants to the Company that no broker's or finder's fees or commissions will be payable by the Company, or will in any way diminish the amount payable by the Purchaser , with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement, and the Purchaser hereby agrees to indemnify and hold the Company harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred at the instance of the Purchaser, its Affiliates or agents or any Person acting on behalf of or at the request of such Purchaser, its Affiliates or agents.

             6.3 Compliance with Laws. The Purchaser and its transferees will comply with all filing and other reporting obligations under all Requirements of Law which shall be applicable to the Purchaser with respect to the Stock and to the Common Stock issuable or issued on conversion of the Stock.

             6.4 Power and Authority; Enforceability. The Purchaser has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Purchaser has taken all actions necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of it, enforceable against the Purchaser in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws). The Purchaser has sufficient financial means and ability to deliver the purchase price for the shares of Stock to be purchased by it at Closing, and which may be purchased under Sections 2.1 and 2.2, in immediately available United States funds.

             6.5 Filing of Articles of Amendment. The Purchaser acknowledges that, in connection with the acquisition of the Stock hereunder, the Company will file the Articles of Amendment with the Florida Secretary of State, in lieu of filing the articles of amendment that were previously authorized by the Company's Board of Directors for filing with the Florida Secretary of State in connection with the Securities Purchase Agreement.

             6.6 No Other Representations. Each Purchaser acknowledges that, in connection with the acquisition of the Stock, no representations or warranties of any type or description have been made to such Purchaser by any Person with regard to the Company, any of its subsidiaries, any of their respective businesses, properties or prospects or the acquisition of the Stock contemplated herein, other than the representations and warranties set forth in
Section 5.

         7. Affirmative Covenants. The respective parties covenant that from and after the date of Closing:

             7.1 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of the Stock, the number of shares of Common Stock from time to time issuable upon conversion of all shares of the Stock at the time outstanding. All shares of Common Stock issuable upon conversion of the Stock shall be duly authorized and, when issued upon such conversion, shall be validly issued, fully paid and non-assessable.

             7.2 Availability of Information. The Company will comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and will comply with all other public information reporting requirements of the Securities and Exchange
Commission (including Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will also reasonably cooperate with each Purchaser of any Restricted Securities in supplying such information as may be necessary for such Purchaser to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.

             7.4 Stockholder Approval. As soon as practicable following the date hereof in preparation for the Company's next annual meeting of stockholders, the Company will take all action necessary in accordance with the Exchange Act, Florida law and its certificate of incorporation and by-laws to obtain the approval of its stockholders of the transactions contemplated hereby (the "Stockholder Approval"). The Purchaser covenants that it shall cooperate and assist the Company as reasonably required to obtain such Stockholder Approval.

             7.5 Filings with the Florida Department of Insurance. Within 45 days after Closing, the Purchaser shall file or cause to be filed with the Florida Department of Insurance ("DOI") all forms and applications required of the Purchaser (including without limitation the Purchaser's directors, officers, affiliates and control persons) under Florida Statutes ss. 628.461 (the "DOI Filings"), in form reasonably satisfactory to the Company. The Purchaser agrees to continuously consult with and apprise the Company of the status of the preparation, submission, approval or disapproval of the DOI Filings.

             7.6   Use  of    Proceeds.  Except (i)  as  otherwise  provided  in
Section 4.11of this Agreement and (ii) for the payment of that certain promissory note dated as of October 24, 1995 between Company as borrower and SouthTrust Bank of Alabama, N.A. as lender, the Company will use the Purchase Price to implement the business plan of Fortune Insurance Company.

         8.  Registration,  Transfer and Substitution of Certificates for Stock.

             8.1   Stock Register; Ownership of Stock.

                   (a) The Company will keep at its principal office a register in which the Company will provide for the registration of the Stock and the registration of transfers or conversions of the Stock. The Company may treat the Person in whose name any of the Stock or shares issued upon conversion of any of the Stock are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Stock or shares issued upon conversion of any of the

         Stock shall mean the Person in whose name such Stock or shares issued upon conversion of any of the Stock are at the time registered on such register.

                   (b) Upon the surrender of any certificate for Stock, properly endorsed, for registration of transfer or for conversion at the office of the Company maintained pursuant to subsection (a) of this Section 8.1, the Company at its expense will (subject to compliance with Section 8.2 hereof, if applicable) execute and deliver to or upon the order of the holder thereof (i) a new certificate or certificates for the same aggregate number of shares of Stock less the number of shares of Stock being converted or transferred, if any, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, (ii) a certificate or certificates for the number of shares of Common Stock to be issued upon conversion of the shares of Stock so surrendered, if applicable, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, and (iii) a new certificate or certificates for the number of shares of Stock transferred, if applicable, in the name of the transferee (upon payment by such holder of any applicable transfer taxes).

                   8.2 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Stock or shares of Common Stock issued upon the conversion of shares of Stock and, in the case of any such loss, theft or destruction of any certificate representing shares of Stock or shares of Common Stock issued upon the conversion of shares of Stock held by a Person other than the Purchaser, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such certificate representing shares of Stock or shares of Common Stock issued upon the conversion of shares of Stock for cancellation at the office of the Company maintained pursuant to subdivision (a) of Section 8.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing shares of Stock or Common Stock of like tenor.

                   8.3 Restrictive Legends. Except as otherwise permitted by this Section 8, each certificate for Stock (including each certificate for Stock issued upon the transfer of any certificate for Stock) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The shares represented by this Certificate and any shares of Common Stock issuable upon conversion of any such shares have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares and any such shares of Common Stock may be transferred only in compliance with the conditions specified in the Preferred Stock Purchase Agreement effective as of December ___, 2000 between Fortune Financial, Inc. (the "Company") and the Purchaser identified therein. A complete and correct copy of such Agreement is available for inspection at the principal office of the Company and will be furnished without charge to the holder of such shares upon written request."

Except as otherwise permitted by this Section 8, each certificate for Common Stock issued upon the conversion of any of the Stock, and each certificate issued upon the transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares may be transferred only in compliance with the conditions specified in the Preferred Stock Purchase Agreement effective as of December ___, 2000 between Fortune Financial, Inc. (the "Company") and the Purchaser identified therein. A complete and correct copy of such Agreement is available for inspection at the principal office of the Company and will be furnished without charge to the holder of such shares upon written request."

                   8.4 Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 8.4. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by an opinion of counsel for such holder, which counsel and opinion shall each be reasonably satisfactory to the Company, that the proposed transfer may be effected without registration of such shares of Restricted Securities under the Securities Act. Such holder shall thereupon be entitled to transfer such shares in accordance with the terms of the notice delivered by such holder to the Company. Each certificate representing such shares issued upon or in connection with such transfer shall bear the restrictive legends required by Section 8.3, unless the related restrictions on transfer shall have ceased and terminate as to such shares pursuant to Section
8.5 hereof.

                   8.5 Termination of Restrictions. The restrictions imposed by this Section 8 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities when such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new certificates for such securities of like tenor not bearing the applicable legends required by
Section 8.3 hereof.

         9.  Definitions.

                   9.1 Certain Defined Terms. As used in this Agreement the following terms have the following respective meanings:

                   Affiliate: Shall have the meaning attributed thereto under Rule 12b-2 under the Exchange Act.

                   Articles of Amendment: As defined in Section 1 of this Agreement.
                                       15

                   Closing: As defined in Section 3 of this Agreement.

                   Code: The Internal Revenue Code of 1986, as amended from time to time.

                   Commission Document:  All  registration   statements,   proxy
statements, reports and other documents (and all amendments thereto) filed by the Company under the Securities Act or the Exchange Act.

                   Common Stock: As defined in Section 1 of this Agreement.

                   Company: As defined in the introduction to this Agreement.

                   Determination Date: The date upon which all adjustments to the per share "conversion price" of the Stock have occurred pursuant to paragraph (c)(xvi) of Section 5 of Article III of the Company's Articles of Incorporation in effect upon filing of the Articles of Amendment.

                   Exchange Act: At any time, the Securities Exchange Act of 1934, as amended.

                   Financial Statements: As defined in Section 5.4 of this Agreement.

                   GAAP: Generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession; and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

                   Governmental Authority: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                   HSR Act: As defined in Section 5.12 of this Agreement.

                   Incentive Plan: The Company' stock option incentive plan adopted by the Company in 1995, as amended.

                   Indebtedness: With respect to any Person, at a particular time (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (c) all liabilities secured by any Lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) lease obligations of such Person which, in accordance with GAAP, should be capitalized, and (e) all guarantees by such Person of any such indebtedness, letters of credit, drafts, liabilities or lease obligations of any other Person; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days or, if overdue for more than 60 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person. The term "Indebtedness" shall not include amounts which have not been drawn under credit facilities, notwithstanding that such amounts when drawn will automatically be secured by an existing Lien.

                   Lien:  Any    mortgage,  pledge,  hypothecation,  assignment,
security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effects as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                   Majority in Interest: A majority, by number of shares, of the outstanding shares of Common Stock, such majority determined as if all shares of Common Stock issuable, upon the exercise of outstanding stock options and warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities, were so issued.

                   Majority Holders: The holder or holders of a majority, by number of shares, of the outstanding shares of Common Stock, such majority determined as if all shares of Common Stock issuable, upon the exercise of outstanding stock options and warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities, were so issued.

                   Material Adverse Effect: Any effect that is or is reasonably likely to be materially adverse to the properties, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

                   Person:  An  individual,  a  partnership, a  joint venture, a
corporation,   a  limited   liability   company,   a  trust,  an  unincorporated
organization or a government or any department or agency thereof.

                   Purchase Price: The aggregate consideration under Section 2.1 to be paid by the Purchaser at Closing for 133,333 shares of Stock.

                   Registration Rights Agreement: As defined in Section 4.5 of this Agreement.

                   Requirement of Law: As to any Person, the Certificate of Incorporation and By- Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or bound.

                   Restricted Securities: All of the following: (a) any certificates for Stock bearing the applicable legend or legends referred to in
Section 8.3 hereof, (b) any shares of Common Stock which have been issued upon the conversion of any of the Stock and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section and (c) unless the context otherwise requires, any shares of Common

Stock which are at the time issuable upon the conversion of Stock and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section.

                   Securities Act: At any time, the Securities Act of 1933 as then in effect or any similar federal statute then in effect, and any reference to a particular Section of such Act shall be deemed to include a reference to the comparable Section, if any, in any such similar federal statute.

                   Securities and Exchange Commission: The U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

                   Shares: As defined in Section 1 of this Agreement.

                   Stock: As defined in Section 1 of this Agreement.

                   Subsidiaries: With respect to any Person, any corporation with respect to which more than 50% of the combined voting power of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                   Any of the above-defined terms may, unless the context otherwise requires, be used in the singular or plural depending on the reference.

                   9.2 Accounting Terms. As used in this Agreement, and in any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 9.1 and accounting terms partly defined in said Section 9.1 to the extent not defined, shall have the respective meanings given to them under United States GAAP.

                   9.3 Other Provisions Regarding Definitions. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         10. Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company will pay all of its own expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the Shares purchased by the Purchaser hereunder, including, without limitation: (a) the cost and expenses of reproducing this Agreement and the Shares purchased by the Purchaser, of furnishing all opinions of counsel for the Company and all certificates on behalf of the Company, and of the Company's performance of and compliance with all agreements and conditions contained herein to be performed or complied with by it; (b) payment of the Company's attorneys' and financial advisors' fees, hourly or otherwise; and (c) the cost of delivering to their principal office, insured to their satisfaction, the Shares sold to the Purchaser hereunder and any shares of Stock delivered to the Purchaser upon any substitution of shares of Stock pursuant to Section 8.2 and of the Purchaser delivering any shares of Stock, insured to their satisfaction, upon any such substitution. Reference is made to Section 5 of this Agreement for certain agreements among the parties regarding the fees, if any, of brokers and finders.

         11. Survival of Representations and Warranties and Indemnification; Certain Limitations. The Company's indemnification obligations and all representations and warrantiescontained in this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchaser or on its behalf, and the purchase of the Shares by the Purchaser under this Agreement and any conversion of any of the Stock or any disposition of any shares of Common Stock issued upon conversion of any of the Stock; provided that all such representations and warranties (and the indemnities in respect thereof with respect to claims not made prior to such date) shall expire 30 days after the date the Company's audited financial statements for the fiscal year ending December 31, 2002 are publicly filed with the Commission or delivered to the Purchaser. No written (except as explicitly stated therein) or oral statements made by or on behalf of the Company, other than in this Agreement, the Registration Rights Agreement and the exhibits hereto and thereto, shall constitute representations or warranties within the meaning of this Agreement. Except as otherwise provided in Section 16, the Purchaser shall not be entitled to the remedy of rescission.

         12. Amendments and Waivers. Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchaser.

         13. Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by first-class mail, postage pre-paid, addressed, (a) if to the Purchaser or any other holder of Shares or shares of Common Stock into which the Shares have been converted, at the address set forth below, or at such other address as the Purchaser or such other holder shall have furnished to the Company in writing, and (b) if to the Company at the address of the Company set forth below, to the attention of its Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Purchaser and each such other holder in writing.

                  If to CGI:               The Crown Group, Inc.
                                           105 Live Oaks Gardens
                                           Casselberry, Florida  32707
                                           Attention: John A. Koegel, President
                                           Facsimile: (407) 261-2316


                  If to the Company:       Fortune Financial, Inc.
                                           10475 Fortune Parkway, Suite 103
                                           Jacksonville, Florida  32256
                                           Attention: J. John Wortman, President
                                           Facsimile: (904) 363-3856

         14. Indemnification.

                   14.1 Generally. The Company, on the one hand, and the Purchaser, on the other hand (each an "Indemnifying Party"), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies (each herein called "Claims") resulting from or arising in connection with any breach of a representation and warranty, covenant or agreement by the Indemnifying Party.

                   14.2 Procedure. Each party entitled to indemnification under this Section 14 (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section 14 (whether one or more, an "Indemnifying Party") of any Claim for which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such Claim if it is brought by a third party. After such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such Claim except as described below. With respect to any such Claim, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or
         (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be a final judgment or award resolving such Claim, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment. This Section 14 shall survive Closing, except as otherwise provided in Section 11 hereof.

         15. Termination. This Agreement may be terminated or, in the case of termination by the Purchaser, the rights and obligations of the Purchaser under this Agreement may be terminated, (a) by the mutual written consent of the Purchaser and the Company at any time, (b) upon written notice, by the Purchaser on the one hand or the Company on the other hand if any representation or warranty of the other of such parties contained herein proves not to have been true and correct in any material respect when made, or (c) upon written notice, by the Purchaser on the one hand or the Company on the other hand if the other of such parties materially breaches any covenant hereunder.

         16. Rescission. Notwithstanding anything herein to the contrary, in the event that the Purchaser complies with its obligation to make or cause to be made the appropriate DOI Filings within 45 days after Closing: (a) if the DOI disapproves the DOI Filings of the Purchaser, the Purchaser shall have the right to rescind this Agreement, upon 30 days' written notice ("Rescission Notice") to the Company of the Purchaser's election to exercise its rescission right under this Section 16 ("Rescission Right"); and (b) in the event that the Company does not receive Rescission Notice from the Purchaser within 15 days after the DOI's written notice of disapproval of the Purchaser's DOI Filings, the Purchase shall have waived the Purchaser's Rescission Right. Notwithstanding anything herein to the contrary, the Purchaser's Rescission Right is personal in nature and may not be assigned without the prior written consent of the Company. If within 180 days after the Closing the Company has not either (x) settled the currently pending reinsurance arbitration proceeding between FIC and Clarendon whereby Clarendon has agreed or is ordered to pay FIC at least $5,000,000 or (y) purchased a reinsurance policy to insure against potential losses exceeding $5,000,000 but not exceeding $10,000,000 from the Clarendon reinsurance arbitration proceeding currently pending between FIC and Clarendon, the Purchaser shall have a right to exercise its Rescission Right after timely Rescission Notice to the Company. In the event the Company does not receive Rescission Notice within 15 days after the expiration of the 180 day period set forth in the immediately preceding sentence, the Purchaser shall have waived its Rescission Right. If a valid rescission occurs under this Section 16, the Company shall return to the rescinding Purchaser the portion of the purchase price for Shares paid to the Company by such Purchaser upon such Purchaser's tendering to the Company of the Shares purchased or sought to be purchased by the Purchaser under this Agreement.

         17. Public Announcements. The initial press release or releases concerning the transactions contemplated hereby shall be in the form agreed to by the Company and the Purchaser. Prior to Closing, no party will issue any other press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except that a party may make such public disclosure as may be required by law, which includes, but is not limited to, all federal or state securities laws or a court of competent jurisdiction (in which event such party will notify the other parties as long in advance as practicable prior to making such disclosure and will, unless not practicable under the circumstances, give the other parties the opportunity to comment on the language of the disclosure prior to making such disclosure) or by any national securities exchange or over-the-counter quotation system on which the Common Stock is listed or quoted.

         18. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that the Purchaser may not assign, delegate or otherwise transfer any of the Purchaser's rights, interests or obligations under this Agreement, without the prior written consent of the Company. This Agreement embodies the entire agreement and understanding between the Purchaser and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Florida without regard to the principles regarding conflicts of laws. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            [signatures on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized on January 12, 2001, effective as of December 29, 2000.

                                  FORTUNE FINANCIAL, INC., a Florida
                                  corporation

                                  By: /s/ J. John Wortman
                                     --------------------
                                           J. John Wortman,
                                           President and Chief Executive Officer

                                  THE CROWN GROUP, INC., a Florida corporation

                                  By: /s/ John A. Koegel
                                     -------------------
                                          John A. Koegel
                                          President

                         LIST OF EXHIBITS AND SCHEDULES



Exhibit A        Form of Articles of Amendment

Exhibit B        Form of Opinion of Akerman, Senterfitt & Eidson, P.A.

Exhibit C        Form of Registration Rights Agreement

Exhibit D        Form of Shareholders' Agreement

Exhibit E        Copy of Rule 501(a) of Regulation of D under the Securities Act

Schedule 5.2     Subsidiaries

Schedule 5.6     Capital Stock and Related Matters

Schedule 5.8     Indebtedness

Schedule 5.9     Liens and Lease Agreement

Schedule 5.10    Litigation

Schedule 5.13    Certain Fees

Schedule 5.17    Environmental Matters

                                    EXHIBIT A

                                     FORM OF

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                             FORTUNE FINANCIAL, INC.
                                ----------------

                          Pursuant to Florida Statutes
                         Sections 607.1002 and 607.0602
                                ----------------


         Fortune Financial, Inc., a Florida corporation (the "Corporation"), certifies that pursuant to the authority contained in Article III, Section 2 of its Articles of Incorporation, as amended (the "Articles of Incorporation"), and in accordance with the provisions of Sections 607.1002 and 607.0602 of the Florida Statutes, the Board of Directors of the Corporation on January ___, 2001 (the "Adoption Date"), duly approved and adopted, and does hereby file the following Articles of Amendment:

         1. That the name of the Corporation is Fortune Financial, Inc. The corporation was assigned document number 333831 by the Florida Secretary of State.

         2. That Article III, Section 1 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                          "ARTICLE III - Capital Stock
                          ----------------------------

             1. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is:

             (a)  18,000,000  shares of common stock, par value $.025 per share;
 and

             (b)  500,000 shares of preferred stock, par value $.001 per share."


         3. That the Articles of Incorporation of the Corporation be amended to add a new Section 5 to Article III that reads as follows:

         "5. Pursuant to Article III, Section 2 of these Articles of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issuance of a series of preferred stock having a par value of $.001 per share, with a liquidation preference of $75 per share (the
"Liquidation Preference"), which shall be designated as Series A Convertible Preferred Stock (the "Preferred Stock"), consisting of 500,000 shares having the following powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions:

         (a) Ranking. The Preferred Stock shall, with respect to distributions upon the liquidation, winding-up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation and to each other class of capital stock or series of preferred stock established after the Adoption Date, by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with the Common Stock of the Corporation as "Junior Securities"); (ii) on parity with any additional shares of Preferred Stock issued by the Corporation in the future and any other class of capital stock or series of preferred stock issued by the Corporation established after the Adoption Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Corporation established after the Adoption Date, by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and/or distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"). Notwithstanding the foregoing, a security shall not be deemed to be a "Senior Security" solely because such security has a stated dividend or interest coupon.

         (b)      Dividends.

         (i) The Corporation shall not declare, make or pay any dividends or other distributions upon any Junior Securities until the first to occur of the following: (A) the third anniversary of the Preferred Stock Issue Date; (B) the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock then outstanding voting or consenting as the case may be, as one class; or (C) the Corporation achieves positive net income for three consecutive fiscal quarters after the Preferred Stock Issue Date.

         (ii) In the event that the Corporation declares, makes or pays any dividends or other distributions upon the Common Stock (whether payable in cash, securities, rights or other property) other than dividends and distributions referred to in paragraph (c)(vi) of this Section 5 of Article III (hereinafter in this Section 5 of Article III, references to Section 5 or subsections of
Section 5 of Article III shall be referred to as "Section 5( )"), the Corporation shall also declare and pay to the holders of the Preferred Stock, in addition to any dividends payable to them pursuant to the other provisions of this Section 5, at the same time that it declares and pays such dividends or other distributions to the holders of the Common Stock (and with the same record date), the dividends or distributions which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the outstanding Preferred Stock been converted immediately prior to the record date for such dividend or distribution, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends or distributions are determined.

         (iii) From and after the Dividend Commencement Date, the holders of shares of Preferred Stock shall be entitled to receive on each Dividend Payment Date in respect of the Dividend Period ending on such Dividend Payment Date (but excluding such Dividend Payment Date), cumulative dividends payable in shares of Preferred Stock at a rate per annum equal to 9% of the Liquidation Preference of each share of the then outstanding Preferred Stock; provided, however, that at any time after the Preferred Stock Issue Date, the Corporation shall pay the dividends required under this Section 5(b)(iii) as to particular shares of Preferred Stock in cash if requested in writing by the holders of at least a majority of the shares of Preferred Stock then outstanding, upon the affirmative vote or consent of the holders thereof. The dividends under this Section 5(b)(iii) shall be fully cumulative and shall accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months), whether or not they have been declared.

         (iv) So long as any shares of Preferred Stock are outstanding, the Corporation shall not pay or set apart for payment any full dividend on any of the Parity Securities or any dividend on any of the Junior Securities (other than dividends in Parity Securities to the holders of Parity Securities or dividends in Junior Securities to the holders of Junior Securities), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any of the Parity Securities or any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities or any of the Junior Securities, and shall not permit any Person directly or indirectly controlled by the Corporation to purchase or redeem any of the Parity Securities or any of the Junior Securities or any such warrants, rights, calls or options, unless the Accrued Dividends on the Preferred Stock for all Dividend Periods ended on or prior to the date of such payment in respect of Parity Securities or Junior Securities have been or contemporaneously are paid in full.

         (v) If the Corporation desires to make a partial dividend payment with respect to any Parity Securities at a time when any Accrued Dividends on the Preferred Stock have not been paid, it may do so as long as dividends upon shares of the Preferred Stock and upon such Parity Securities are paid pro rata so that the amount of dividends paid per share on the Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the Accrued Dividends per share on the Preferred Stock and the accrued dividends on such Parity Securities bear to each other.

         (c)      Conversion Rights.

         (i) After approval or ratification by the shareholders of the Corporation of the issuance of the shares of Preferred Stock, a holder of shares of Preferred Stock may convert such shares into Common Stock at any time on or before the third anniversary of the Preferred Stock Issue Date at the option of the holder thereof. Except as set forth in the next sentence, for the purposes of conversion, each share of Preferred Stock shall be valued at the Liquidation Preference which shall be divided by the Conversion Price in effect on the

Conversion Date (defined below) to determine the number of shares issuable upon conversion. If a holder of shares of Preferred Stock gives written notice (a "Dividend Conversion Notice") to the Corporation at least two Business Days but not more than 60 days prior to giving a notice of conversion pursuant to Section 5(c)(ii)(B) that it will be electing to convert a specified number of shares of Preferred Stock and that it elects to have any Accrued Dividends thereon that are payable prior to the Conversion Date but remain unpaid as of the Conversion Date converted into Common Stock on the Conversion Date (thereby affording the Corporation the opportunity to pay such Accrued Dividends in cash prior to the Conversion Date so that they will not be converted into Common Stock), then for the purposes of conversion, each share of Preferred Stock shall be valued at the Liquidation Preference plus the amount of Accrued Dividends thereon that are payable prior to the Conversion Date but remain unpaid as of the Conversion Date, if any, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion.
Immediately following any such conversion, the rights of the holders of converted Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

         (ii) To convert Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing the shares of Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Preferred Stock, (B) notify the Corporation at such office that he elects to convert Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax if required by clause (iv) below. In the event that a holder fails to notify the Corporation of the number of shares of Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical following the Conversion Date, the Corporation shall deliver a certificate representing the number of full shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the shares of Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. Except as expressly set forth in Section 5(c)(i) or in the following provisions of this Section 5(c)(ii), no adjustment will be made for accrued and unpaid dividends on shares of Preferred Stock which have been converted. The holder of record of a share of Preferred Stock at the close of business on a record date with respect to the payment of dividends on the Preferred Stock in accordance with Section 5(b)(i) hereof will be entitled to receive such dividends with respect to such share of Preferred Stock on the corresponding dividend payment date, notwithstanding the conversion of such share after such record date and prior to such dividend payment date. If a holder of Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total Liquidation Preference of all shares of Preferred Stock converted.

         (iii) The Corporation shall not issue any fractional shares of Common Stock upon conversion of Preferred Stock. Instead the Corporation shall pay a cash adjustment based upon the Closing Price of the Common Stock on the principal securities market or exchange on which the Common Stock is then listed on the Business Day prior to the Conversion Date.

         (iv) If a holder converts shares of Preferred Stock, the Corporation shall pay any documentary stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

         (v) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Preferred Stock in full. The Corporation shall endeavor to list and keep listed on the Nasdaq Stock Market, so long as the Common Stock shall be listed on the Nasdaq Stock Market, all Common Stock issuable upon conversion of the Preferred Stock. All shares of Common Stock that may be issued upon conversion of Preferred Stock shall be fully paid and nonassessable. The Corporation shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Preferred Stock.

         (vi) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for the determination of the holders entitled to such dividends and distributions. For the purposes of this
Section 5(c)(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

         (vii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased, in either case to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (viii) The capital reorganization, reclassification, conversion or exchange of Common Stock into securities, including securities other than Common Stock (other than a reclassification, conversion or exchange in connection with a business combination to which Section 5(c)(xiv) below shall apply), shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock, and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification, conversion or exchange into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification, conversion or exchange shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 5(c)(vii) above).

         (ix) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Preferred Stock pursuant hereto.

         (x) For purposes of this Section 5(c), "Common Stock" includes any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation. However, subject to the provisions of
Section 5(c)(xiv) below, shares issuable on conversion of shares of Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation on the Preferred Stock Issue Date or shares of any class or classes resulting from any reclassification, conversion or exchange thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding- up of the Corporation and which are not subject to redemption by the Corporation, provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications, conversions or exchanges bears to the total number of shares of all such classes resulting from all such reclassifications, conversions or exchanges.

         (xi) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent for the Preferred Stock, if any, a certificate from the Corporation's chief financial officer briefly stating the facts requiring the adjustment and the manner of computing it.

         (xii) Upon a determination by the Board of Directors of the Corporation, the Corporation from time to time may reduce the Conversion Price if the Board of Directors of the Corporation considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount.

         (xiii)  If:

                 (A) the Corporation enters an agreement to consolidate or merge with, or transfer all or substantially all of its assets to, another Person, and stockholders of the Corporation must approve the transaction; or

                 (B) the Corporation adopts a plan of dissolution or liquidation of the Corporation;

the Corporation shall mail to holders of the Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A) or (B) of this Section 5(c)(xiii).

         (xiv)   In the case of any

                 (A) consolidation or merger of the Corporation with or into any other Person in which the Common Stock is converted into securities of another Person, or the right to receive cash or assets,

                 (B) transaction consisting of a sale or transfer of all or substantially all the assets of the Corporation in exchange for securities of another Person, cash or assets followed by a liquidation, or

                 (C) capital reorganization or reclassification, conversion or exchange of outstanding shares of Common Stock other than in connection with a business combination,

then, upon consummation of such transaction, each share of Preferred Stock shall automatically become convertible into the kind and amount of securities, or the right to receive cash or other assets, receivable upon the consolidation, merger, liquidation, capital reorganization, conversion, reclassification or exchange by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger, liquidation, capital reorganization, conversion, reclassification or exchange (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Preferred Stock. If this Section 5(c)(xiv) applies, Sections 5(c)(vi), (vii) and
(viii) shall be deemed not to apply. Notwithstanding anything contained herein to the contrary, the Corporation will not effect any transaction of the type referred to in clause (A), (B) or (C) of this Section 5(c)(xiv) unless, prior to the consummation thereof, the Surviving Person (as defined in Section 5(o) thereof, if it is not the Corporation, shall assume, by written instrument mailed to each record holder of Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, the obligation to deliver to such holder such securities, cash or assets to which, in accordance with the foregoing provisions, such holder is entitled upon conversion. Nothing contained in this
Section 5(c)(xiv) shall limit the rights of holders of the Preferred Stock to convert the Preferred Stock in connection with the transaction.

         (xv) In any case in which this Section 5(c) shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Corporation, the Conversion Price shall be recomputed immediately upon such rescission to the price that would have been in effect had such event not been authorized, provided that such rescission is permitted by and effective under applicable laws.

         (xvi) By action of the Board of Directors of the Corporation, the Corporation shall from time to time, on its own or upon reasonable written request of a holder of Preferred stock, on or before the third anniversary of the Preferred Stock Issue Date, adjust the Conversion Price by reducing or increasing the Conversion Price for the effect of the following on the Corporation's book value as of the Preferred Stock Issue Date: (A) the financial impact of any reinsurance arbitration proceeding pending on the Preferred Stock Issue Date to which Fortune Insurance Company, a Florida corporation ("FIC"), is a party, including the cost of any reinsurance of any potential losses therefrom; (B) the financial impact of any arbitration or litigation arising out of any dispute or potential dispute between FIC and Sirius Reinsurance Corporation based upon facts in existence on the Preferred Stock Issue Date; (C) the financial impact of the outcome of In the Matter of USA Diagnostics v. Fortune Insurance Company, Broward County Circuit Court, Case No. 94-13154(05);
(D) the financial impact of any increase or decrease in FIC's estimate of ultimate losses for periods ending on or before December 31, 2000; (E) the financial impact of FIC's payment of any insurance premiums to limit the liability of FIC on any of the items listed in (A) through (D) immediately preceding this Section 5(c)(xvi)(E); and (F) the per share of Common Stock impact (increase or decrease) based on the Company's fiscal year 2000 fourth quarter earnings results. In each case, such adjustments to Conversion Price shall be determined by the Corporation on the advice of its independent public accountants. If within forty-five (45) days of any action of the Board of Directors to adjust the Conversion Price under this Section 5(c)(xvi) the Corporation receives written notice from the holders of at least a majority of the shares of Preferred Stock then outstanding (upon the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock then outstanding voting or consenting as the case may be, as one class) disputing the amount of the adjustment of the Conversion Price under this
Section 5(c)(xvi), the Board of Directors of the Corporation and such holders of at least a majority of the shares of Preferred Stock then outstanding (upon the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock then outstanding voting or consenting as the case may be, as one class) shall jointly choose an independent actuary to decide the dispute as the amount of the adjustment of the Conversion Price and such actuary's decision shall be binding.

         (d) Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the Liquidation Preference per share of Preferred Stock held by such holder, plus Accrued Dividends, if any, to the date fixed for liquidation, dissolution or winding-up, before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Corporation. After payment in full of the Liquidation Preference and all Accrued Dividends, if any, to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accrued dividends, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Corporation.

         (e)      Redemption.

         (i) At any time after the third anniversary of the Preferred Stock Issue Date, the Corporation may, at its election, redeem any or all of the shares of the then outstanding Preferred Stock at a per share purchase price equal to the Liquidation Preference of each share of Preferred Stock to be redeemed, plus Accrued Dividends per share, if any, to the date of redemption. The Corporation will mail or cause to be delivered to each holder of the Preferred Stock a written notice of the Corporation's election to redeem shares of Preferred Stock not less than thirty (30) days prior to the date set for the redemption. The notice will state (i) the total number of shares of the Preferred Stock being redeemed; (ii) the number of shares of the Preferred Stock held by the holder that the Corporation intends to redeem; (iii) the aggregate purchase price for the shares of Preferred Stock being redeemed; (iv) the redemption date; and (v) that the holder is to surrender to the Corporation, at the office of the Corporation or the transfer agent for the Preferred Stock, the certificate or certificates representing the Preferred Stock to be redeemed. Such notice shall be accompanied by a representation by the Corporation to the effect that the consummation of the redemption will not render the Corporation insolvent or unable to pay its debts as they become due, as well as an opinion of counsel to the Corporation in form and substance reasonably satisfactory to the holders of the Preferred Stock to the effect that the consummation of the redemption will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under, or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of the Corporation or any of its subsidiaries under, or give rise to a loss of any material benefit to which the Corporation or any of its subsidiaries is entitled under, or require any consent, approval or authorization under, any indenture, credit agreement or other material agreement to which the Corporation or any of the subsidiaries is a party or by which any of them are bound or to which any of their property is subject, or give the holder of any note, debenture or other evidence of indebtedness the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or any of its subsidiaries. As soon as practical following the redemption date and receipt of the certificate or certificates representing the shares of Preferred Stock so redeemed, the Corporation shall deliver to the holder the aggregate price payable in respect of the redeemed shares and a new certificate representing the unredeemed portion of the shares, if any. At the effective date of the redemption the redeemed shares shall no longer be deemed outstanding shares of Preferred Stock for any purpose and shall thereafter only be deemed to entitle the holder to receive the redemption price upon surrender of the certificates formerly representing such shares of Preferred Stock.

         (ii) At any time after the third anniversary but not later than the fifth anniversary of the Preferred Stock Issue Date, each holder of Preferred Stock may, at its election, require the Corporation to redeem any or all of the shares of the then outstanding Preferred Stock held by such holder at a per share purchase price equal to the Liquidation Preference of each share of Preferred Stock to be redeemed, plus Accrued Dividends per share, if any, to the date of redemption. The holder of Preferred Stock requesting redemption will mail or cause to be delivered to the Corporation a written notice of such holder's election to require the Corporation to redeem the holder's shares of Preferred Stock not less than sixty (60) days prior to the date set for the redemption. The notice will state (i) the number of shares of the Preferred Stock held by the holder that the holder desires the Corporation to redeem; (ii) the redemption date; and (iii) that the holder is to surrender to the Corporation, at the office of the Corporation or the transfer agent for the Preferred Stock, the certificate or certificates representing the Preferred Stock to be redeemed. A condition to the Corporation's obligation to redeem any shares of Preferred Stock under this Section 5(e)(ii) is that the consummation of the redemption will not render the Corporation insolvent or unable to pay its debts as they become due, as well as an opinion of counsel to the Corporation in form reasonably satisfactory to the holder of the Preferred Stock requesting redemption to the effect that the consummation of the redemption will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under, or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of the Corporation or any of its subsidiaries under, or give rise to a loss of any material benefit to which the Corporation or any of its subsidiaries is entitled under, or require any consent, approval or authorization under, any indenture, credit agreement or other material agreement to which the Corporation or any of the subsidiaries is a party or by which any of them are bound or to which any of their property is subject, or give the holder of any note, debenture or other evidence of indebtedness the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or any of its subsidiaries. As soon as practical following the redemption date and receipt of the certificate or certificates representing the shares of Preferred Stock so redeemed, the Corporation shall deliver to the holder the aggregate price payable in respect of the redeemed shares and a new certificate representing the unredeemed portion of the shares, if any. At the effective date of the redemption the redeemed shares shall no longer be deemed outstanding shares of Preferred Stock for any purpose and shall thereafter only be deemed to entitle the holder to receive the redemption price upon surrender of the certificates formerly representing such shares of Preferred Stock.

         (f)      Voting Rights.

         (i) The holders of Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws and the Florida Business Corporation Act, and except as otherwise required by applicable law, the holders of the Preferred Stock shall not be entitled to vote (or act by written consent) on any matters submitted to the stockholders for a vote (or for action).

         (ii) In the case of any vote otherwise required by law, the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock then outstanding voting or consenting as the case may be, as one class, shall be required to constitute the vote or consent as the case may be in favor of the matter under consideration.

         (iii) Notwithstanding any other provision hereof, the Corporation in its sole discretion may in accordance with the provisions of applicable law without the vote or consent of any holders of the Preferred Stock amend or supplement this Article III, Section 5 of the Articles of Incorporation:

                  (A) to cure any ambiguity, defect or inconsistency in any manner that does not adversely affect the holders of Preferred Stock; or

                  (B) to make any change that would provide any additional rights or benefits to the holders of the Preferred Stock or that does not adversely affect the rights under this Section 5 of any such holder.

         (g) Reclassification of Shares; Issuance of Senior or Parity Securities. If there are 160,000 or more shares of Preferred Stock outstanding, the Corporation shall not conduct any reorganization, reclassification, conversion or exchange of Common Stock into securities (other than a reclassification, conversion or exchange in connection with a business combination to which Section 5(c)(xiv) above shall apply) and shall not issue any Senior or Parity Securities (except for securities issuable pursuant to agreements made in connection with that certain Securities Purchase Agreement dated November 15, 2000 among the Corporation, Hawkeye, Inc., and Mid-Ohio Securities Corporation, FBO R. Lee Smith (Acct. 15051)) until the first to occur of the following: (A) the third anniversary of the Preferred Stock Issue Date; or (B) the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock then outstanding voting or consenting as the case may be, as one class.

         (h) Reports. The Corporation will deliver to the holders of the Preferred Stock, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Corporation to its security holders in their capacity as such or by any subsidiary of the Corporation to the Corporation's security holders.

         (i) Amendment. Except as specifically set forth herein, amendments to this Article III, Section 5 of the Articles of Incorporation may be made by the Corporation with the consent of the holders of ninety percent (90%) of the outstanding shares of Preferred Stock and any other approvals required by Florida law.

         (j) Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Section 5 (as may be amended from time to time) and in the Articles of Incorporation, generally. The shares of Preferred Stock shall have no preemptive or subscription rights.

         (k) Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         (l) Severability of Provisions. If any powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this
Section 5 (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Article III, Section 5 of these Articles of Incorporation (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect and no powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

         (m) Re-issuance of Preferred Stock. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Florida) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

         (n) Mutilated or Missing Preferred Stock Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the transfer agent (if other than the Corporation).

         (o) Certain Definitions. As used in this Article III, Section 5 of the Articles of Incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "Accrued  Dividends" to a particular date (the "Applicable Date") means
(A) all  dividends  accrued  but not paid on the  Preferred  Stock  pursuant  to
Section 5(b)(iii),  whether or not declared,  prior to the Applicable Date, plus
(B) all dividends or distributions payable pursuant to Section 5(b)(ii) which were not paid or made, and the record date for which occurred, on or prior to the Applicable Date.

         "Adoption Date" means January ___, 2001.

         "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in Jacksonville, Florida are required or authorized by law or other governmental action to be closed.

         "Closing Price" shall mean the closing price of a share of Common Stock, as reported in the Wall Street Journal, on the Nasdaq Stock Market or other national quotation system or other national securities exchange on which the Common Stock is then traded or quoted.

         "Common Stock" means the Common Stock, par value $.025 per share, of the Corporation as presently constituted.

         "Conversion Price" shall initially mean $2.42 per share and thereafter shall be subject to adjustment from time to time pursuant to the terms of
Section 5(c) hereof.

         "Dividend Commencement Date" means, as to each share of Preferred Stock, means the date on which the Preferred Stock is originally issued by the Corporation under this Section 5.

         "Dividend Payment Date" means each December 1.

         "Dividend Period" means each annual period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date), provided that the first Dividend Period shall be the period from the Dividend Commencement Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date).

         "Market Value" means the closing bid price of a share of Common Stock on the Nasdaq Stock Market.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any Agency or political subdivision thereof or any other entity.

         "Preferred Stock Issue Date" means the first and earliest date on which any of the Preferred Stock is originally issued by the Corporation under this
Section 5.

         "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or substantially all of the assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, in connection with which the Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect subsidiary of a Person, the parent entity also shall be deemed to be a Surviving Person.

4. That the foregoing amendment was adopted by all members of the Board of Directors of this Corporation, without shareholder approval, on January ___, 2001, pursuant to Sections 607.1002 and 607.0602, Florida Statutes. Shareholder action was not required.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by J. John Wortman, President and Chief Executive Officer of the Corporation, on this ___ day of January, 2001.

                                          FORTUNE FINANCIAL, INC.


                                          By:
                                             -----------------------------------
                                                   J. John Wortman
                                                   President and Chief Executive
                                          Officer

                                    Exhibit B

              Form of Opinion of Akerman, Senterfitt & Eidson, P.A.


                                January __, 2001


The Crown Group, Inc.
105 Live Oaks Gardens
Casselberry, FL 32707

         Re:      Fortune Financial, Inc.

Gentlemen:

     We have acted as counsel for Fortune Financial, Inc., a Florida corporation (the "Company"), in connection with that certain Preferred Stock Purchase Agreement effective as of December ___, 2000 (the "Purchase Agreement"), by and between the Company and The Crown Group, Inc., a Florida corporation, Hawkeye, Inc., a Florida corporation, and Mid-Ohio Securities Corp., FBO R. Lee Smith (Acct. 15051) (collectively, the "Purchaser"). We have been requested by the Company to give you our opinion with respect to certain legal matters concerning the Purchase Agreement and the transactions contemplated thereby. All capitalized terms used and not otherwise defined in this opinion shall have the meanings ascribed to them in the Purchase Agreement. This opinion is delivered to you pursuant to Section 4.3 of the Purchase Agreement.

Basis of Opinions

           In rendering the opinions hereinafter expressed, we have examined the following materials:

     A.    Purchase Agreement;

     B. Articles of Amendment to the Company's Articles of Incorporation, dated January ___, 2001 (the "Articles of Amendment");

     C.    Form of Series A Convertible Preferred Stock Certificate;

     D. The Amended and Restated Bylaws of the Company as certified by the Secretary of the Company as of the date hereof as being correct, complete and in effect (the "Bylaws");

     E. A certificate of the Secretary of State of the State of Florida, dated January __, 2001, with a verbal bring down as of the date hereof, to the effect that the Company is duly formed and existing as a corporation under the laws of the State of Florida and is in good standing and duly authorized to transact business in such State; and

     F. Resolutions of the Board of Directors of the Company adopted on January __, 2001 as certified by the Secretary of the Company as of the date hereof as being complete, correct and in effect.

The foregoing documents and instruments are sometimes referred to collectively herein as the "Documents." In rendering the opinions hereinafter expressed, we have also examined such other documents, corporate records and certificates of public officials, officers of the Company and its subsidiaries and of other persons, and have considered such matters of law as we have considered necessary or appropriate for the expression of such opinions.

Assumptions

         In rendering the opinions hereinafter expressed, we have for purposes of rendering such opinions relied as to factual matters, without independent investigation, solely upon and assumed the truth and accuracy as to factual matters of the representations, warranties and statements contained in the Purchase Agreement and each of the other Documents and the agreements, documents, instruments and certificates being delivered in connection with the transactions contemplated by the Purchase Agreement, and on statements and certificates of public officials and certificates of officers of the Company and its subsidiaries. We have not undertaken any lien, intellectual property, litigation or judgment searches or searches of court dockets in any jurisdiction. We have made no examination or investigation to verify the accuracy or completeness of any documentation or information furnished to the Purchaser, and express no opinion, view or belief with respect thereto, except as and to the extent expressly set forth herein.

         In rendering the opinions hereinafter expressed, we have assumed (1) the legal existence of all parties to the Purchase Agreement other than the Company; (2) the power and authority of each person other than the Company to execute and deliver the Purchase Agreement and to perform its obligations thereunder; (3) the authorization, execution and delivery of the Purchase Agreement by each person other than the Company; (4) that the Purchase Agreement is valid, binding and enforceable against all of the parties thereto other than the Company; (5) that the Purchaser has full power, authority and legal right, under its charter and other governing documents and all applicable laws to execute, deliver and perform its obligations under the Purchase Agreement; (6) there has been no undisclosed prior waiver of any right or remedy contained in any agreements, documents, instruments or certificates reviewed by us in connection with the rendering of the opinions hereinafter expressed; and (7) the genuineness of all signatures of all persons other than the officers of the Company executing agreements, instruments, documents or certificates examined and relied upon by us, the authenticity of each agreement, instrument, document and certificate examined and relied upon by us as an original and the conformity with the original of each agreement, instrument, document and certificate examined and relied upon by us as a copy.

         We are members of the Bar of the State of Florida and do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America and the internal laws of the State of Florida. Accordingly, the opinions expressed herein are expressly limited to the Federal laws of the United States of America and the internal laws of the State of Florida.

Opinions

         Based upon and subject to the foregoing and the comments, assumptions, limitations, qualifications and exceptions hereinafter set forth, we hereby advise you that in our opinion:

         A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has all requisite corporate power and authority to carry on its business as now conducted and to enter into and perform all of its obligations under the Purchase Agreement and to carry out the transactions contemplated thereby.

         B. The Company has taken all corporate action required to execute and deliver the Purchase Agreement, and the Purchase Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         C. The authorized capital stock of the Company consists of 18,000,000 shares of common stock, par value $.025 per share (the "Common Stock"), and 500,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). To the best of our knowledge, as of the date hereof, there were 7,467,542 shares of Common Stock and no shares of Series A Convertible Preferred Stock issued and outstanding. All of the issued and outstanding shares of Common Stock and Series A Convertible Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable.

         D. The Company has all requisite power and authority to issue, sell and deliver the Shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") in accordance with and upon the terms and conditions set forth in the Purchase Agreement, all corporate action required to be taken by the Company for the due and proper authorization, issuance, sale and delivery of the Preferred Shares has been validly and sufficiently taken; excepting shareholder approval which must be had prior to valid conversion of the Series A Preferred Stock into Common Stock. Upon payment by the Purchaser of the purchase price for the Shares of Series A Preferred Stock being purchased pursuant to the Purchase Agreement, the Series A Preferred Stock will be, and the Common Stock issuable upon conversion thereof, upon issuance and delivery in the manner described in the Articles of Amendment attached thereto, will be, duly authorized, validly issued, fully paid and nonassessable. The Articles of Amendment, in the form attached to the Purchase Agreement, shall be duly filed with the Secretary of State of the State of Florida.

         E. The form of stock certificate representing the shares of Series A Preferred Stock to be issued to the Purchaser complies with the applicable requirements of Florida law.

4.       Comments, Assumptions, Limitations, Qualifications and Exceptions

         The  foregoing  opinions  are  subject  to  the  following   additional
comments, assumptions, limitations, qualifications and exceptions:

         A. As used in the opinions expressed herein, the expressions "to our knowledge," "known to us" and other similar words or phrases (whether or not modified by any additional phrases) mean that, after an examination of documents, records and certificates referred to in this opinion, documents in our files and documents provided to us by the Company and after such inquiry of officers of the Company as we have deemed appropriate (including through obtaining representations and certificates), we have no reason to believe that the conclusion to which such expression applies is factually incorrect, but beyond that we have made no independent factual investigation. Moreover, such expression is limited to the knowledge of attorneys employed by our firm who have represented the Company in connection with the matters described in the first paragraph of this letter or otherwise spent time representing the Company.

         B. In rendering the opinions relating to the existence, good standing and qualification to conduct business of any entity, we have relied solely on certificates of public officials included in the Documents and have conducted no further investigation.

         C. Notwithstanding anything to the contrary set forth herein, no opinion is expressed as to consents, approvals, authorizations or orders required under state securities or blue sky laws or of the National Association of Securities Dealers, Inc. or the Nasdaq National Market in connection with the purchase and distribution of the Shares.

         D. References to the "internal laws" of a jurisdiction are to the laws of that jurisdiction other than that jurisdiction's conflict-of-law statutes and rules.

         E. Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company.

         F. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

         G. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

         H. This opinion letter has been issued solely for the benefit of the Purchaser, and no other party or entity shall be entitled to rely hereon without the express written consent of this firm. Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity.
                              Very truly yours,

                              AKERMAN, SENTERFITT & EIDSON, P.A.

                                    Exhibit C

                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made and entered into as of January ___, 2001 by and between Fortune Financial, Inc., a Florida corporation ("Fortune"), and The Crown Group, Inc., a Florida
corporation  ("CGI"),  CGI and  its  permitted  assigns  being  the  "Holders").
Capitalized terms used herein are defined in Section 9 and throughout this Agreement.

         WHEREAS, Fortune and the Holders, among others, have entered into a Preferred Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which Fortune agrees to issue 133,333 shares, and conditionally issue an additional 66,667 shares, of its Series A Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock") to the Holders; and

         WHEREAS, the Preferred Stock is convertible into Fortune common stock, par value $.025 per share (the "Common Stock"), as provided in the Stock Purchase Agreement; and

         WHEREAS, Fortune has agreed to provide to the Holders the registration rights provided herein with respect to the Registrable Securities;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in the Stock Purchase Agreement, the parties agree as follows:

1.       Demand Registration.

                  (a) Registration on Request. At any time after the 90th day following the Closing (as defined in the Stock Purchase Agreement), upon written request by the Holders of at least a majority (by number of shares) of the Registrable Securities, Fortune shall use reasonable efforts to cause, as soon as practicable following the date of such notice, a registration statement to be filed under the Securities Act or a pending registration statement to be amended for the purpose of registering the Registrable Securities for resale by the requesting Holders in accordance with the intended method of disposition stated in such request; provided that Fortune shall not be required to effect any registration pursuant to this Section 1(a) on more than two (2) separate occasions. Each request for a demand registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Fortune shall give all other Holders written notice of such written request within ten (10) days thereof and give all other Holders the opportunity to request that their Registrable Securities be included in the registration statement filed with the SEC. No request for registration may be made pursuant to this Section 1(a) unless the Registrable Securities requested to be registered on behalf of requesting Holders total at least 25% of the aggregate number of Registrable Securities acquired by the Holders in the Closing (as defined in the Stock Purchase Agreement) or have a market value (based upon the closing price of such Registrable Securities quoted on the securities exchange or over-the-counter quotation system on which such Registrable Securities are listed or quoted, as the case may be, on the trading day immediately preceding any request pursuant to this Section 1(a)) of at least $5 million at the close of the last trading day prior to such request.

                  (b) Registration Statement Form. Registrations under Section 1(a) shall be on such appropriate registration form of the SEC as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration and as shall be permitted under the Securities Act.

                  (c) Effective Registration Statement. A registration requested pursuant to Section 1(a) shall be deemed to have been effected if a registration statement with respect thereto has become effective, provided that a registration statement which does not become effective after Fortune has filed a registration statement with respect thereto solely by reason of the refusal by the Holders to proceed (other than a refusal to proceed based upon the written advice of counsel relating to a material matter regarding Fortune) shall be deemed to have been effected by Fortune at the request of such Holders, unless
(i) after it has become effective, such registration statement becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of an act or omission attributable to such Holders with respect thereto; provided that upon the lifting of any such order registration will be deemed to be effective, or (ii) unless the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of an act or omission attributable to the Holders.

                  (d) Selection of Underwriters. If a requested registration pursuant to Section 1(a) involves an underwritten public offering, the managing or lead underwriter shall be selected by Fortune and shall be reasonably acceptable to the Holders of a majority (by number of shares) of the Registrable Securities as to which registration has been requested, which shall not unreasonably withhold their acceptance of any such underwriters, and one co-managing or co-lead underwriter may be selected by the Holders of a majority (by number of shares) of the Registrable Securities as to which registration has been requested and shall be reasonably acceptable to Fortune, which shall not unreasonably withhold its acceptance of any such co-managing or co-lead underwriter.

                  (e)  Priority  on  Demand   Registrations.   If  a   requested
registration pursuant to Section 1(a) involves an underwritten public offering and the managing or lead underwriter advises Fortune in writing, with a copy to each Holder requesting registration, that in its opinion the number of securities requested to be included in such registration (including securities to be sold by Fortune or by other persons who are not Holders of Registrable Securities) exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority (by number of shares) of the Registrable Securities that are requested to be included in such registration without adversely affecting the marketability of the offering, Fortune shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities requested to be included.

                  (f) Restrictions on Demand Registration. Fortune shall not be obligated to effect any registration pursuant to Section 1(a) during any of the following periods: (i) 30 days prior to the anticipated commencement of an underwritten public offering by Fortune of its equity securities and 90 days subsequent to the consummation of such underwritten public offering unless, in the good faith judgment of the managing or lead underwriter or underwriters thereof, which is confirmed in writing, such filing would not have an adverse effect on such offering, (ii) if such filing is prohibited by applicable law or
(iii) if Fortune determines in good faith that the filing or effectiveness of such registration statement would require Fortune to disclose a material financing, acquisition or other corporate transaction or development, and the proper officers of Fortune shall have determined in good faith that such disclosure is not in the best interests of Fortune, provided that Fortune may not delay the filing or effectiveness of any registration statement pursuant to this Section 1(f) for more than an aggregate of 180 days in any twelve-month period; provided, further, that Fortune shall file the registration statement and cause it to become effective as soon as reasonably practicable after it shall determine in its good faith judgment that such registration will not materially interfere with or materially adversely affect the financing, acquisition or other corporate transaction or development.

2.       Piggyback Registration.

                  (a) Right to Piggyback. Whenever Fortune proposes to file a registration statement, other than pursuant to Section 1(a) above, for the registration of shares of its Common Stock in connection with an underwritten primary public offering on behalf of Fortune or an underwritten secondary public offering on behalf of other persons who are not the Holders of Registrable Securities, Fortune will, prior to such filing, give fifteen (15) days prior written notice to the Holders of its intention to do so and, upon the written request of the Holders given within ten (10) days after receipt of such notice, Fortune shall, subject to the terms of this Agreement, use its reasonable efforts to cause the Registrable Securities which Fortune has been requested to register by such Holder to be registered under the Securities Act to the extent necessary to permit their sale. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Fortune shall determine for any reason (other than by reason of acts or omissions attributable to any of the Holders) either not to register or to delay registration of such securities, Fortune may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith), without prejudice, however, to the rights of any Holders, if entitled to do so, to request that such registration be effected as a registration under Section 1(a), and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2(a) shall relieve Fortune of its obligation to effect any registration upon request under Section 1(a), nor shall any such registration hereunder be deemed to have been effected pursuant to Section 1(a).

                  (b) Priority in Piggyback Registrations. In a requested registration pursuant to Section 2(a), if the managing or lead underwriters advise Fortune in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to Fortune or the other persons who are not Holders of Registrable Securities who requested the filing of a registration statement pursuant to Section 2(a) above, Fortune shall include in such registration (i) first, the securities Fortune proposes to sell, and (ii) second, the Registrable Securities and securities held by other persons who are not Holders of Registrable Securities requested to be included in such registration, pro rata among the Holders of Registrable Securities and the other persons who are not Holders of Registrable Securities on the basis of the number of shares requested by each such Holder of Registrable Securities and each other person who is not a Holder of Registrable Securities to be included in such offering.

3.       Holdback Agreements.

                  (a) So long as a Holder and its Affiliates own Common Stock and/or Preferred Stock convertible into Common Stock exceeding 5% of the Common Stock of Fortune then outstanding or such Holder has the right to designate one or more directors to the board of directors of Fortune (unless otherwise required by the underwriters), such Holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Fortune, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering agree to a shorter restricted period.

                  (b) Fortune (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 90-day period beginning on the effective date of any underwritten demand registration or any underwritten piggyback registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall use best reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased or acquired from Fortune at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

4. Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, Fortune shall use its reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Fortune shall as expeditiously as possible:

                  (a) prepare and as soon as reasonably practicable file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become and remain effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Fortune shall furnish to the counsel selected by the Holders of at least a majority (by number of shares) of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and reasonable comment of such counsel);

                  (b) notify each seller of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions (provided that Fortune shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, Fortune shall promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Purchaser of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (f) use its best reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or over-the-counter quotation system on which securities of the same class are then listed or quoted;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) otherwise use its best reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of Fortune's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (i) if and to the extent that any seller of Registrable Securities, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of Fortune, permit such seller to participate in the preparation of such registration or comparable statement and require the insertion therein of material, furnished to Fortune in writing, which in the reasonable judgment of such seller and its counsel should be included;

                  (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, use its best reasonable efforts promptly to obtain the withdrawal of such order; and

                  (k) use its best reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable sellers thereof to consummate the disposition of such Registrable Securities.

5. Registration Expenses. Fortune will pay or cause to be paid all Registration Expenses (as defined below) in connection with any registration of Registrable Securities requested pursuant to this Agreement. "Registration Expenses" means all expenses incident to Fortune's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing expenses, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for Fortune and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by Fortune. Registration Expenses shall not include any taxes payable in connection with the resale of the Registrable Securities.

6.       Indemnification.

                  (a) Indemnification by Fortune. Fortune agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, affiliates and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, except as otherwise provided herein, Fortune will reimburse such Holder, officer, director, partner, member, affiliate and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or expense, except insofar as the same arise from or are based upon any information made in reliance upon and in conformity with written information provided to Fortune by such Holder for use therein or by such Holder's failure to deliver a copy of the final prospectus or any amendments or supplements thereto after Fortune has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, Fortune shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

                  (b) Indemnification by the Holders. In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to Fortune in writing such information and affidavits as Fortune reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Fortune, its directors and officers and each person who controls Fortune (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in reliance upon and in conformity with information furnished to Fortune by such Holder for use in the preparation of such registration statement, prospectus or preliminary prospectus, amendment or supplement; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder. In connection with an underwritten offering, the Holder, if selling Registrable Securities, shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Fortune.

                  (c) Notice of Claims. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) Survival of Indemnification. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partner, member, affiliate or controlling person of such indemnified party and shall survive the transfer of securities.

                  (e)  Contribution. If the indemnification provided for in this
Section 6 is unavailable to an indemnified party in respect of any loss, claim, damage, liability or expense referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by Fortune on the one hand and the Holder or other person, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Fortune on the one hand and of the Holder or other person, as the case may be, on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by Fortune on the one hand and the Holder or other person, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by Fortune from the initial sale of the Registrable Securities by Fortune to the Holder pursuant to the Stock Purchase Agreement bear to the gain, if any, realized by the selling Holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of Fortune on the one hand and of the Holder or other person, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by Fortune, by the Holder or by the other person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of
Section 6(a), and in no event shall the obligation of any indemnifying party to contribute under this Section 6(e) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under this Section 6 had been available under the circumstances.

         Fortune and the Holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and Section 6(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7. Participation in Underwritten Registrations. No Holder may participate in any registration hereunder which involves an underwritten offering unless such Holder (i) agrees to sell the Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the parties entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

8. Other Agreements. Fortune shall not enter into any agreement or instrument which would conflict with or result in a material breach or violation of any of the terms or provisions of this Agreement. In addition, Fortune shall not enter into any agreement or instrument with any person which grants such person demand registration rights similar to those in Section 1(a) which preclude the Holders of Registrable Securities from exercising their rights pursuant to Section 2(a) hereof in connection with any registration statement filed pursuant to which such person will sell securities of Fortune.

9. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" shall have the meaning attributed thereto under Rule 12b-2 under the Exchange Act.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

                  "Registrable  Securities"  shall  mean,  as  of  any  date  of determination, outstanding shares of Common Stock that were issued by Fortune upon the conversion of the Preferred Stock, shares of Common Stock issuable by Fortune upon conversion of any Preferred Stock and any other shares of capital stock of Fortune issued in respect of any of the foregoing as a result of stock splits, stock dividends, reclassification, recapitalization, mergers, consolidations or similar events; provided that any such securities shall no longer be Registrable Securities if such securities have been resold or exchanged pursuant to an effective registration statement or pursuant to Rule 144 of the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

10.      Miscellaneous.

                  (a) Notice Generally. Any notice, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, delivered by reputable overnight courier, telecopied and confirmed separately in writing by a copy mailed or sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate address or addresses set forth in the Stock Purchase Agreement.

                  (b) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided that none of the Holders may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement, without the prior written consent of Fortune, except to another Holder or an Affiliate of any of the Holders.

                  (c) Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to the provisions thereof relating to conflict of laws.

                  (d) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (e) Entire Agreement. This Agreement, together with the Stock Purchase Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                  (f) Counterparts. This Agreement may be executed in separate counterparts, each of which shall collectively and separately, constitute one agreement.

                  (g) Amendment and Waivers. Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Fortune and Holders of at least two-thirds (by number of shares) of the Registrable Securities; provided that the observance of a term of this Agreement may in any event be waived in writing by the party that will lose the benefit of such term as a result of the waiver.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  FORTUNE FINANCIAL, INC.


                                  By:
                                     -------------------------------------------
                                           J. John Wortman
                                           President and Chief Executive Officer

                                  THE CROWN GROUP, INC.


                                  By:
                                     -------------------------------------------
                                     John A. Koegel
                                     President

                                    Exhibit D

                                     FORM OF

                             SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLERS' AGREEMENT (this "Agreement") is dated as of the ___ day of January, 2001, by and among the shareholders set forth on Exhibit A attached hereto (hereinafter each individually referred to as "Shareholder" and collectively referred to as "Shareholders"), Arthur L. Cahoon ("Cahoon"), R. Lee Smith ("Smith"), Fortune Financial, Inc., a Florida corporation ("FFI"), The Crown Group, Inc., a Florida corporation ("CGI"), Hawkeye, Inc., a Florida corporation ("Hawkeye") and Mid-Ohio Securities Corp., FBO R. Lee Smith (Acct. 15051) ("Smith IRA").

                              W I T N E S S E T H :

     WHEREAS, Shareholders collectively own, or have voting power with respect to, in excess of 51% of the outstanding common stock of FFI ("Common Stock");

     WHEREAS, Shareholders desire to terminate that certain Shareholders' Agreement dated November 15, 2000 among FFI and the Shareholders (the "Previous Shareholders' Agreement"); and

     WHEREAS, Shareholders and FFI believe it to be in their respective best interests to enter into an agreement pursuant to Florida Statute ss. 607.0731 to provide for the manner in which the Shareholders will vote their shares with respect to: (i) approval or ratification of a transaction involving the investment by Hawkeye and Smith IRA in certain convertible notes and warrants exercisable for the acquisition of Common Stock as set forth in that certain Securities Purchase Agreement dated November 15, 2000 among FFI, Hawkeye and Smith IRA (the "Phase I Transaction"); (ii) approval or ratification of a transaction involving CGI's investment in FFI pursuant the purchase of FFI Series A Convertible Preferred Stock ("Preferred Stock") as set forth in that certain Preferred Stock Purchase Agreement effective as of December 29, 2000 between FFI and the Investors (the "Phase II Transaction," together with the Phase I Transaction hereinafter referred to as the "Transactions"); (iii) expansion and reduction of the number of directors that comprise the FFI Board of Directors (the "Board") and filling the vacancy on the Board created by the expansion and thereafter creating a staggered Board and agreeing on FFI director nominees; and (iv) authorization of additional shares of Common Stock.

     In consideration of the mutual benefits to be derived from the covenants and agreements herein contained, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Termination of Previous Shareholder Agreement. The Shareholders hereby terminate the Previous Shareholders' Agreement.

     2. Approval of Transactions. FFI agrees to cause ratification and/or approval of the Transactions to be placed on the agenda and proxy statement for a special meeting of FFI's shareholders ("Special Meeting") or the 2001 Annual

Meeting of FFI's shareholders (the "2001 Annual Meeting") to be held in 2001, whichever occurs first. At the Special Meeting or the 2001 Annual Meeting, each Shareholder agrees (pursuant to Florida Statute ss. 607.0731) to vote all of the shares of Common Stock then owned (beneficially or otherwise) by such Shareholder and all such shares as to which such Shareholder is then entitled to exercise voting power in favor of ratification and/or approval of the Transactions.

     3. Authorization of Additional Shares. FFI agrees to cause authorization of an additional 17,000,000 shares (the "Additional Shares") of Common Stock (such that the total authorized shares of Common Stock, $.025 par value, shall be increased to 35,000,000) to be placed on the agenda and proxy statement for a Special Meeting or the 2001 Annual Meeting, whichever occurs first. At the Special Meeting or the 2001 Annual Meeting, each Shareholder agrees (pursuant to Florida Statute ss. 607.0731) to vote all of the shares of Common Stock then owned (beneficially or otherwise) by such Shareholder and all such shares as to which such Shareholder is then entitled to exercise voting power in favor of authorization of the Additional Shares.

     4. Expansion and Reduction of the Board; Staggered Board; Election of Directors.

     (a) Prior to the 2001 Annual Meeting, each Shareholder shall use its best efforts to cause its designee(s) on the Board to: (i) increase by one the number of directors that serve on the Board such that the total number of FFI directors shall be nine until the 2001 Annual Meeting, at which time the number of FFI directors shall decrease by one such that the total number of FFI directors shall be eight, and (ii) fill the vacancy caused by such increase in the number of directors by appointing John A. Koegel to serve as an FFI director until the 2001 Annual Meeting.

     (b) FFI agrees to cause a proposed amendment to FFI's bylaws that provides for the election of directors to staggered terms of three years (the "Bylaw Amendment") to be placed on the agenda and proxy statement for a Special Meeting or the 2001 Annual Meeting, whichever occurs first. At the Special Meeting or the 2001 Annual Meeting, whichever occurs first, each Shareholder agrees (pursuant to Florida Statute ss. 607.0731) to vote all of the shares of Common Stock then owned (beneficially or otherwise) by such Shareholder and all such shares as to which such Shareholder is then entitled to exercise voting power in favor of approval of the Bylaw Amendment.


     (c) Prior to the 2001 Annual Meeting, each Shareholder shall use its best efforts to cause its designee(s) on the Board to propose the following slate of directors for election to the Board:

      Director Class              Board Seats                  Composition               Term Expires
-------------------------- -------------------------  ----------------------------- ----------------------

            I                          2              1 McCorkle Nominee                     2002
                                                      1 Smith Nominee
-------------------------- -------------------------  ----------------------------- ----------------------

            II                         3              1 McCorkle Nominee
                                                      1 Smith Nominee
                                                      Cahoon                                 2003
-------------------------- -------------------------  ----------------------------- ----------------------

           III                         3              3 CGI nominees                         2004
-------------------------- -------------------------  ----------------------------- ----------------------

The nominees listed in this table immediately above in this Section 4(c) shall be hereinafter referred to as the "Director Nominees."

     (d) At the 2001 Annual Meeting, each party to this Agreement that beneficially owns any capital stock of FFI at any time during the term of this Agreement hereby agrees (pursuant to Florida Statute ss. 607.0731) to vote all of the shares of capital stock of FFI then owned (beneficially or otherwise) by such Shareholder and all such shares as to which such party is then entitled to exercise voting power in favor of election of the Director Nominees to the Board.

     (e) As long as the McCorkle Family (as defined below) owns (beneficially or otherwise) at least fifteen percent (15%) of the outstanding shares of Common Stock, each party to this Agreement that beneficially owns any capital stock of FFI at any time during the term of this Agreement hereby agrees to (i) use its best efforts to cause its designee(s) on the Board to make nominations of persons for election to the Board and (ii) vote all of the shares of capital stock of FFI then owned (beneficially or otherwise) by such party and all such shares as to which such party is then entitled to exercise voting power in a manner so that at all times the Board is composed of: the McCorkle Nominees (as defined below), at least two persons nominated by Smith ("Smith Nominee") and Cahoon. For purposes of this Agreement, the following definitions shall apply:
(w) "McCorkle Nominees" shall mean two nominees of Allan J. McCorkle (or in the event he is deceased or declared incompetent, the two nominees designated jointly by Holly J. McCorkle and the trustees of the marital trust established by Allan J. McCorkle); (x) "McCorkle Family" shall mean each member of the family of Allan J. McCorkle, each Affiliate (as defined below) of Allan J. McCorkle, and any entity (including trusts) in which Allan J. McCorkle or any member of his family owns in excess of a five percent (5%) beneficial interest in Common Stock or over which Allan J. McCorkle or any member of his family has the power to exercise control; (y) the term "member of the family" shall include any person related directly or indirectly, by blood, marriage, adoption or any combination thereof, to Allan J. McCorkle or Holly J. McCorkle; and (z) "Affiliate" shall have the meaning attributed thereto under Rule 12b-2 under the Securities Exchange Act of 1934, as amended. This Section 4(e) shall survive termination and expiration of this Agreement as long as the McCorkle Family owns (beneficially or otherwise) at least fifteen percent (15%) of the outstanding shares of Common Stock.

     5. No Proxy Contests. During the term of this Agreement, each Shareholder agrees (i) not to solicit, initiate, encourage or participate in any solicitation of proxies or take any action by written consent as a Shareholder the purpose of which would be inconsistent with the provisions of this Agreement, and (ii) not to assist, advise, encourage or act in concert with any person with respect to any such conduct.

     6. Term. This Agreement shall begin on the date hereof and shall continue until the first to occur of (i) the sale by CGI of more than 50% of the shares of Preferred Stock acquired by CGI in connection with the Phase II Transaction to a non-Affiliate of CGI or (ii) the conversion of any such shares of Preferred Stock held by CGI into Common Stock. Notwithstanding the foregoing, the term of this Agreement shall not end prior to the conclusion of the 2001 Annual Meeting and in any event shall expire on December 31, 2003. 56

     7. Transfers. Until the conclusion of the 2001 Annual Meeting: (i) this Agreement shall be binding upon the transferees, direct or indirect, of any shares of Common Stock held by Shareholders; (ii) any transferor Shareholder shall, as a condition to such transfer, require the transferee to acknowledge in writing that such transferee agrees to all the terms and conditions of this Agreement and promptly deliver a copy of such writing to the Investors and FFI;
(iii) Shareholders agree to maintain, in aggregate, ownership or voting power for at least 51% of the outstanding Common Stock; and (iv) each Shareholder agrees not to sell, gift, transfer or convey any shares of Common Stock in excess of such Shareholder's pro rata share of the shares of Common Stock owned by the Shareholders in excess of 51% of the outstanding shares of Common Stock.

     8. Notice to Transfer Agent. FFI and Shareholders shall jointly notify the Company's transfer agent of the existence of this Agreement.

     9. Specific Performance. Shareholders, the Investors and FFI acknowledge that the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement is not performed in accordance with its terms, and therefore the parties agree that any party hereto shall be entitled to specific performance of the terms hereof in addition to any other remedy to which the parties may be entitled at law or in equity.

     10. Further Assurances. Each Shareholder agrees, upon the request of FFI or the Investors, to execute such further documents, including proxies, as FFI or the Investors may reasonably request from time to time and to take such other actions as may be reasonably necessary or desirable to carry out the intent of this Agreement. The parties acknowledge that any proxies so executed and delivered constitute proxies coupled with interest and may not be revoked during the term of this Agreement.

     11. Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by nationally recognized overnight courier service or by certified or registered mail, first-class postage prepaid and return receipt requested,
(iii) deemed to have been received on the date of delivery, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  If to Company, to:

                           Fortune Financial, Inc.
                           10475 Fortune Parkway, Suite 103
                           Jacksonville, Florida 32256
                           Attention:  President
                           Facsimile: (904) 363-3856


                  If to CGI, to:

                           The Crown Group, Inc.
                           105 Live Oaks Gardens
                           Casselberry, Florida  32707
                           Attention: President
                           Facsimile: (407) 261-2316

                  If to Hawkeye:

                           Hawkeye, Inc.
                           c/o Arthur L. Cahoon or R. Lee Smith
                           Rock Creek Capital
                           1200 Riverplace Boulevard, Suite 902
                           Jacksonville, Florida  32207
                           Facsimile: (904) 393-9003

                  If to Smith IRA:

                           Mid-Ohio Securities Corp., FBO R. Lee Smith
                           1200 Riverplace Boulevard, Suite 902
                           Jacksonville, Florida 32207
                           Attention: Leonard J. Gibel, Vice-President
                           Facsimile: (904) 393-9003

                  If to a Shareholder, to the respective Shareholder's as set forth on Exhibit A attached hereto.

     12. Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect other provisions hereof, and the Agreement shall be construed in all respects as if such invalid, unenforceable provisions were omitted.

     13. Modification. No change or modification of this Agreement shall be valid unless the same be in writing and signed by all of the parties hereto.

     14. Conflict. In the event of a conflict between the provisions of this Agreement and that certain Shareholder Agreement dated May 24, 1999 among FFI, Allan J. McCorkle and R. Lee Smith (the "Other Shareholder Agreement"), the provisions of this Agreement shall govern. FFI, Allan J. McCorkle and R. Lee Smith hereby agree that the Other Shareholder Agreement is and has been in full force and effect continuously since its inception.

     15. Amendment of Other Shareholder Agreement. FFI, Allan J. McCorkle and R. Lee Smith hereby agree that this Agreement hereby amends the Other Shareholder Agreement as follows and such amendment shall survive termination of this
Agreement:

     (a) Section 2 is deleted and replaced in its entirety with the following language:

                  Voting of Shares. At each annual or special meeting of the Company's shareholders at which directors are to be elected, each Shareholder agrees to vote all of the shares of common stock of the Company then beneficially owned by the Shareholder and all such shares as to which the Shareholder is then entitled to exercise voting power as follows (and to use best efforts to cause to be voted all shares other than Excluded Shares as to which the Shareholder shares voting power as follows):

                  a. Agreed Director Nominees. In favor of the nomination and election of director nominees (the "Agreed Director Nominees") such that at all times the Company's Board of Directors is composed of: (i) two nominees of McCorkle (or in the event he is deceased or declared incompetent, the two nominees designated jointly by Holly J. McCorkle and the trustees of the marital trust established by McCorkle), collectively, the "McCorkle Nominees"); (ii) two nominees of
                  R. Lee Smith (referred to herein collectively as the "Smith Nominees"); and (iii) Arthur L. Cahoon ("Cahoon").

                  b. Vacancies. In the event of a vacancy on the Board of Directors with respect to the Smith Nominees, in favor of an individual nominated in writing by 75% of a group comprised of the remaining Smith Nominee directors and Cahoon; in the event of a vacancy on the Board of Directors with respect to the McCorkle Nominee directors, in favor of an individual nominated in writing by McCorkle (or in the event he is deceased or declared incompetent, the two nominees designated jointly by Holly J. McCorkle and the trustees of the marital trust established by McCorkle);

                  c. Anti-Takeover Measures. Against any anti-takeover measures such as a common stock dividend or distribution plan intended to dilute the interest of a purchaser of the Company's stock, contracts providing for golden parachute payments to the Smith Nominee directors, limitations on shareholder rights to act by written consent or to otherwise propose or take corporate action (other than 30 days notice of any nominee for election as a director), or amend or repeal Article II, Section 8 of the Bylaws, which measures the Company hereby agrees not to adopt without the consent of the Shareholders.

                  d. Definition of "McCorkle Family". For purposes of this Agreement, the term "McCorkle Family" shall mean each member of the family of McCorkle, each affiliate (as that term is defined under Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of McCorkle, and any entity (including trusts) in which McCorkle or any member of his family owns in excess of a five percent (5%) beneficial interest or over which McCorkle or any member of his family has the power to exercise control. A "member of the family" includes any person related directly or indirectly, by blood, marriage, adoption or any combination thereof, to McCorkle or Holly J. McCorkle. For purposes of this Agreement, the term "Affiliate" shall have the meaning attributed thereto under Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     (b) Section 5 of the Other Shareholder Agreement is deleted and replaced in its entirety with the following language:

                  Term. This Agreement shall begin on the date hereof and shall continue until the first to occur of the following events: (i) the McCorkle Family owns (beneficially or otherwise) less than fifteen percent (15%) of the outstanding shares of common stock of the Company; (ii) at the option of McCorkle, evidence by written notice to the Company and Smith, default by the Company under its Consulting and Non-Competition Agreement (the "Consulting Agreement") or Director Indemnification with McCorkle, each dated the date hereof, after receipt of written notice thereof and a failure to cure within the later of 10 days of receipt of such notice by the Company or 10 days after resolution of any bona fide dispute with respect thereto;
                  (iii) at the option of McCorkle, evidence by written notice to the Company and Smith, the occurrence of a Material Adverse Change; or (iv) at the option of McCorkle, evidence by written notice to the Company and Smith, the Company's Board fails to nominate the Family Directors and Cahoon, or his successor selected pursuant to this Section, for election at an Annual Meeting prior to the 2003 Annual Meeting.

                  For purposes of the foregoing, Material Adverse Change shall mean (i) if any time after the closing of The Crown Group, Inc.'s investment of at least $10,000,000 in the Company pursuant to that certain Preferred Stock Purchase Agreement effective as of December 29, 2000 between the Company and The Crown Group, Inc., the Company's shareholders' equity as reflected in the Company's quarterly or annual financial statements filed with the Securities and Exchange Commission in its Form 10-Q or 10-K is less than such shareholders' equity as of December 31, 2000 (x) plus $10,000,000 and minus
                  (y) 20% multiplied by the sum of such shareholders' equity as of December 31, 2000 and $10,000,000; (ii) the Company is in default under an Employment Agreement or Consulting and Non-Competition Agreement with Thomas J. McCorkle, both of even date herewith, after receipt of written notice thereof and a failure to cure within the later of 10 days of receipt of such notice by the Company or 10 days after resolution of any bona fide dispute with respect thereto; (iii) any local, state or federal regulatory authority takes control of the Company or Fortune Insurance Company under administrative supervision or receivership; (iv) any outstanding indebtedness of the Company for money borrowed is accelerated or matures and is not paid, extended or reinstated with 60 days; (v) the Company files a petition for relief under federal bankruptcy laws or an involuntary petition is filed against the Company and is not dismissed within 90 days; or (vi) Cahoon resigns, is removed, dies or otherwise ceases to serve as Chairman of the Board or as director of the Company and the Board fails to appoint a successor reasonably satisfactory to McCorkle.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

     17. Applicable Law. This Agreement shall be interpreted and enforced pursuant to the laws of the State of Florida, without application of principles of conflicts of laws.

     18. Construction. Wherever the context shall permit, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be deemed to include all or no genders.

                            [signatures on next page]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


------------------------------------    ----------------------------------------
Allan J. McCorkle                                 J. Michael Garrity


------------------------------------    ----------------------------------------
R. Lee Smith                                       Thomas E. Perry


------------------------------------    ----------------------------------------
Robert Thomas III                                  Holly J. McCorkle


------------------------------------    ----------------------------------------
Thomas J. McCorkle                                 Arthur L. Cahoon


------------------------------------    ----------------------------------------
THE CROWN GROUP, INC., a Florida        FORTUNE FINANCIAL, INC., a Florida
corporation                             corporation


By:                                     By:
   ---------------------------------       ----------------------------------
         John A. Koegel                    J. John Wortman,
         President                         President and Chief Executive Officer


------------------------------------    ----------------------------------------
HAWKEYE, INC., a Florida corporation       MID-OHIO SECURITIES CORP., FBO R.
                                           LEE SMITH (Acct. 15051)

By:                                     By:
   ---------------------------------       -------------------------------------
         Arthur L. Cahoon                  Leonard J. Gibel
         President                         Vice-President


------------------------------------    ----------------------------------------

J. John Wortman
------------------------------------    ----------------------------------------

                                    EXHIBIT A

                                  Shareholders

Allan J. McCorkle                           J. Michael Garrity
11657 Village Lane                          195 North Harbor Drive, Unit 1402
Jacksonville, Florida 32223                 Chicago, Illinois 60601
Telephone: (904) 880-1601                   Telephone:  (312) 540-6631
Facsimile: (904) 292-0703                   Facsimile:  (312) 540-9086



R. Lee Smith                                Thomas E. Perry
1200 Riverplace Boulevard, Suite 902        126 North Broad Street
Jacksonville, Florida 32207                 Thomasville, GA 31792
Telephone: (904) 396-2957                   Telephone:  (921) 226-1011
Facsimile: (904) 393-9003                   Facsimile:  (921) 226-5744



Robert Thomas III                           Holly J. McCorkle
120 North Broad Street                      12360 San Jose Boulevard
Thomasville, Georgia 31792                  Jacksonville, Florida 32223
Telephone:  (912) 226-1001                  Telephone:  (904) 262-7373
Facsimile:  (912) 226-5744                  Facsimile:  (904) 262-2355



Thomas J. McCorkle                          Arthur L. Cahoon
4205 North University Drive                 1200 Riverplace Boulevard, Suite 902
Bldg. 1, Apt. 208                           Jacksonville, Florida 32207
Sunrise, Florida 33351                      Telephone:  (904) 393-9020
Telephone:  (954) 747-4464                  Facsimile:  (904) 393-9003
Facsimile:  (954) 749-6299

J. John Wortman
10475 Fortune Parkway, Suite 103
Jacksonville, Florida 32256
Telephone:  (904) 363-6339
Facsimile:  (904) 363-3856

                                    EXHIBIT E
                                     Copy of

Rule 501 -- Definitions and Terms Used in Regulation D, Securities Act of 1933

As used in Regulation D, the following terms shall have the meaning indicated:

 a. Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

 1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

3. Any organization described in section 501(c)3 o the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

8. Any entity in which all of the equity owners ar accredited investors.

                                  Schedule 5.2

                                  SUBSIDIARIES

Table of Subsidiaries:


Name                           Jurisdiction of                Parent                         % of issued and
                               Incorporation                                                 outstanding shares
                                                                                             owned by Parent
------------------------------ -----------------------------  -----------------------------  -----------------------------
Mobile America                 Florida                        Fortune Financial,                         100%
Insurance Group, Inc.                                         Inc.
------------------------------ -----------------------------  -----------------------------  -----------------------------
Fortune Insurance              Florida                        Mobile America                             100%
Company                                                       Insurance Group, Inc.
------------------------------ -----------------------------  -----------------------------  -----------------------------
Fortune Life                   Arizona                        Fortune Financial,                         100%
Insurance Company                                             Inc.
------------------------------ -----------------------------  -----------------------------  -----------------------------
Pegasus Insurance              Oklahoma                       Fortune Financial,                         100%
Company                                                       Inc.
------------------------------ -----------------------------  -----------------------------  -----------------------------
Fortune Premium                Florida                        Fortune Financial,                         100%
Finance, Inc.                                                 Inc.
------------------------------ -----------------------------  -----------------------------  -----------------------------
Fortune Services, Inc.         Florida                        Fortune Financial,                         100%
                                                              Inc.
------------------------------ -----------------------------  -----------------------------  -----------------------------
Tote-The-Note, Inc.            Florida                        Fortune Financial,                         100%
                                                              Inc.
------------------------------ -----------------------------  -----------------------------  -----------------------------

Lien on Stock of Subsidiaries:

Pursuant to that certain (a) Credit Agreement dated as of October 24, 1995 between Fortune Financial, Inc. (f/k/a Mobile America Corporation) and SouthTrust Bank of Alabama, N.A., (b) Pledge and Security dated as of October 24, 1995 between Fortune Financial, Inc. (f/k/a Mobile America Corporation) and SouthTrust Bank of Alabama, N.A. and (c) Pledge and Security dated as of October 24, 1995 between Mobile Insurance Group, Inc. and SouthTrust Bank of Alabama, N.A., Fortune Financial, Inc. and Mobile Insurance Group, Inc. pledged as security for the payment of a $12,000,000 term note all of the capital stock of Mobile America Insurance Group, Inc., Fortune Insurance Company, Pegasus Insurance Company, Fortune Premium Finance, Inc. (f/k/a Big Gorilla, Inc.), Fortune Services, Inc. (f/k/a Fortune Financial Corporation) and Tote-the-Note, Inc.

                                  Schedule 5.6

                        CAPITAL STOCK AND RELATED MATTERS

Obligation to Repurchase:

During 1999, in order to encourage equity ownership in the Company by senior management, the Company sold 150,000 shares of common stock to Arthur L. Cahoon, who served as interim President and CEO for approximately two months and who serves as Chairman of the Board, and sold 150,000 shares to J. John Wortman, who joined the Company as President and CEO in July 1999. The stock sales, which took place pursuant to the Company's Incentive Plan, were 100% financed with purchase money loans from the Company. The original principal amounts of the loans were $431,250 in the case of Mr. Cahoon and $412,500 in the case of Mr. Wortman. The loans are limited recourse and secured by pledges of the purchased shares. The Company may, but is not obligated to, repossess the shares of common stock pursuant to its security interest therein (under the Uniform Commercial Code of Florida) in the case of an event of default of the loans.

As the Hawkeye, Inc. and Mid-Ohio Securities Transactions, please see the Company's Form 8- K dated November 30, 2000 attached to this Schedule 5.6.



                                  Schedule 5.8

                                  INDEBTEDNESS


                                Indebtedness                                        Outstanding Principal Balance
                                                                                       as of October 24, 2000

----------------------------------------------------------------------------  -----------------------------------------

$12,000,000 term loan from SouthTrust Bank of Alabama,
N.A. pursuant to Promissory Note dated as of October 24,
1995                                                                                       $2,800,000.00
----------------------------------------------------------------------------  -----------------------------------------

$1,200,000 Convertible Promissory Note to Hawkeye, Inc.                                    $1,200,000.00
----------------------------------------------------------------------------  -----------------------------------------

$800,000 Convertible Promissory Note to Mid-Ohio                                             $800,000.00
Securities Corp. FBO R. Lee Smith dated November 15, 2000
----------------------------------------------------------------------------  -----------------------------------------


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                                  Schedule 5.9

                            LIENS AND LEASE AGREEMENT

Liens:

Real Property and Personal Property

Pursuant to that certain Credit Agreement dated as of October 24, 1995 between Fortune Financial, Inc. (f/k/a Mobile America Corporation) and SouthTrust Bank of Alabama, N.A., that certain Pledge and Security dated as of October 24, 1995 between Fortune Financial, Inc. (f/k/a Mobile America Corporation) and SouthTrust Bank of Alabama, N.A. and that certain Pledge and Security dated as of October 24, 1995 between Mobile Insurance Group, Inc. and SouthTrust Bank of Alabama, N.A., Fortune Financial, Inc. and Mobile Insurance Group, Inc. pledged as security for the payment of a $12,000,000 term note all of the capital stock of Mobile America Insurance Group, Inc., Fortune Insurance Company, Pegasus Insurance Company, Fortune Premium Finance, Inc. (f/k/a Big Gorilla, Inc.), Fortune Services, Inc. (f/k/a Fortune Financial Corporation) and Tote-the-Note, Inc.

Attached to this Schedule 5.9 is a copy of the lease agreement relating to the premises located at 10475 Fortune Parkway, Jacksonville, Florida 32256.

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                                  Schedule 5.10

                                   LITIGATION

Arbitration:

Fortune Insurance Company v. Clarendon National Insurance Co.
The substance of this reinsurance arbitration is subject to a confidentiality agreement. However, the procedural matters such as timing and scheduling are not confidential. Certain non- confidential matters have been disclosed in the Company's filing of Commission Documents with the Securities and Exchange Commission.

Pending Litigation:

Cribbs

This lawsuit involves an excess judgment rendered against an insured of the Florida Residential Property and Casualty Joint Underwriting Association
(FRPCJUA) involving a May 7, 1996 claim. Fortune Insurance Company was a servicing carrier to the FRPCJUA and may have some liability. This claim has been filed with Fortune's reinsurance carriers.

USA Diagnostic v. Fortune Insurance Company
This is class action lawsuit involves the payment of interest on personal injury protection claims. The lawsuit was filed in 1994 and the litigation is expected to continue for several more years. The class has not been certified.

Other:

Sirius Reinsurance Corporation

The reinsurance treaty with Sirius has been terminated. Fortune has made a demand for funds currently due and will make a subsequent demand after the run-off period. Sirius has not acknowledged Fortune's demand.

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                                  Schedule 5.13

                                  CERTAIN FEES

The Company engaged Heritage Capital Group, Inc. ("Heritage") to provide exclusive financial advisor services. The Company is obligated to pay Heritage an engagement fee of $20,000, payable in four installments of $5,000 per month. Of the total engagement fee, $15,000 has already been paid. In addition to such engagement fee, the Company must pay Heritage in cash at Closing a finder's fee of 1 1/2% of the Purchase Price.

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                                  Schedule 5.17

                              ENVIRONMENTAL MATTERS


Fortune Insurance Company has two sites in Florida's environmental cleanup program. One site is in Juanita, Florida and the other in Belleview, Florida. Both sites' cleanup is being funded under the Florida Department of Environmental Protection's Abandoned Tank Restoration Program.

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